EXECUTION VERSION

SECOND LIEN INTERCREDITOR AGREEMENT
dated as of December 6, 2019,
among
DEUTSCHE BANK AG NEW YORK BRANCH,
as First Lien Collateral Agent and as First Lien Credit Agreement Representative

WILMINGTON SAVINGS FUND SOCIETY, FSB,
as Second Lien Collateral Agent and as Initial Second Lien Document Representative
EACH OTHER FIRST LIEN REPRESENTATIVE PARTY HERETO
and
EACH OTHER SECOND LIEN REPRESENTATIVE PARTY HERETO

and acknowledged and agreed to by:
MALLINCKRODT PLC,
as the Parent,
MALLINCKRODT INTERNATIONAL FINANCE S.A.,
as the Lux Borrower,
MALLINCKRODT CB LLC,
as the Co-Borrower,

EACH OF THE OTHER OBLIGORS PARTY HERETO

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6.10	Effectiveness in Insolvency or Liquidation Proceedings	34

SECTION 7.	Reliance; Waivers; Etc.	34
7.1	Reliance	34
7.2	No Warranties or Liability	34
7.3	No Waiver of Lien Priorities	35
7.4	Waiver of Liability	36

SECTION 8.	The Second Lien Collateral Agent	37

SECTION 9.	Miscellaneous	38
9.1	Conflicts	38
9.2	Effectiveness; Continuing Nature of this Agreement; Severability	38
9.3	Amendments; Waivers	38
9.4	Information Concerning Financial Condition of the Obligors and their Subsidiaries	39
9.5	Subrogation	39
9.6	Application of Payments	40
9.7	SUBMISSION TO JURISDICTION; WAIVERS	40
9.8	Notices	41
9.9	Further Assurances	41
9.10	CHOICE OF LAW	41
9.11	Binding on Successors and Assigns	41
9.12	Headings	41
9.13	Counterparts	41
9.14	Authorization; Binding Effect on Claimholders	41
9.15	Exclusive Means of Exercising Rights under this Agreement	42
9.16	No Third-Party Beneficiaries; Provisions Solely to Define Relative Rights	42
9.17	No Indirect Actions	43
9.18	Obligors; Additional Obligors	43
9.19	Right of First Lien Collateral Agent to Continue	43
9.20	Second Lien Claimholders	43
9.21	Additional Lien Obligations	44
9.22	Additional Intercreditor Agreements	45
9.23	Effectiveness	45

Exhibits:
Exhibit A - Form of Intercreditor Joinder Agreement – Additional Obligors
Exhibit B - Form of Intercreditor Joinder Agreement – Additional Indebtedness

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SECOND LIEN INTERCREDITOR AGREEMENT
This SECOND LIEN INTERCREDITOR AGREEMENT (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, this “Agreement”) is dated as of December 6, 2019, and entered into by and among DEUTSCHE BANK AG NEW YORK BRANCH, in its capacity as collateral agent and (where applicable) trustee for the First Lien Claimholders (as defined below) (in such capacity and together with its successors and assigns in such capacity, the “First Lien Collateral Agent”) and as administrative agent under the First Lien Credit Agreement (as defined below) (the “First Lien Credit Agreement Representative”), WILMINGTON SAVINGS FUND SOCIETY, FSB, in its capacity as collateral agent for the Second Lien Claimholders (as defined below) (in such capacity and together with its successors and assigns in such capacity, the “Second Lien Collateral Agent”) and as trustee under the Initial Second Lien Document (as defined below) (in such capacity and together with its successors and assigns in such capacity, the “Initial Second Lien Document Representative”), each other FIRST LIEN REPRESENTATIVE that is from time to time party hereto and each other SECOND LIEN REPRESENTATIVE that is from time to time party hereto and acknowledged and agreed to by MALLINCKRODT PLC, a public limited company incorporated in Ireland (the “Parent”), MALLINCKRODT INTERNATIONAL FINANCE S.A., a public limited liability company (société anonyme) incorporated under the laws of the Grand Duchy of Luxembourg, having its registered office at 124, boulevard de la Pétrusse, L-2330 Luxembourg, and registered with the Luxembourg Trade and Companies Register (R.C.S. Luxembourg) under number B 172.865 (the “Lux Borrower”), MALLINCKRODT CB LLC, a Delaware limited liability company (the “Co-Borrower” and, together with the Lux Borrower, the “Borrowers”), and the other Obligors (as defined below) from time to time party hereto. Capitalized terms used in this Agreement have the meanings assigned to them in Section 1 below.
RECITALS
The Borrowers, the lenders party thereto from time to time and the First Lien Credit Agreement Representative have entered into that certain Credit Agreement, dated as of March 19, 2014 (as amended, amended and restated, supplemented, modified or Refinanced from time to time in accordance with the terms of this Agreement, the “First Lien Credit Agreement”);
The Borrowers, the Parent, the other guarantors party thereto from time to time, the Initial Second Lien Document Representative and the Second Lien Collateral Agent have entered into that certain Indenture, dated as of December 6, 2019 (as amended, amended and restated, supplemented, modified or Refinanced from time to time in accordance with the terms of this Agreement, the “Initial Second Lien Document”);
Pursuant to (i) the First Lien Credit Agreement, the Borrowers and/or certain Additional Borrowers (as defined in the First Lien Credit Agreement) have incurred (and may subsequently incur) loans and First Lien Letters of Credit may be issued for the account of the Parent or any of its Subsidiaries (as defined therein) from time to time and (ii) the Initial Second Lien Document, the Borrowers will issue 10.000% Second Lien Senior Secured Notes due 2025 (the “Initial Second Lien Notes”);
The obligations of each First Lien Obligor under (i) the First Lien Financing Documents, (ii) any First Lien Hedge Agreements and (iii) any First Lien Banking Services Agreements will be secured on a first priority basis by Liens on certain assets of each First Lien Obligor pursuant to the terms of the First Lien Collateral Documents;
The obligations of each Second Lien Obligor under the Second Lien Financing Documents will be secured on a second priority basis by Liens on certain assets of each Second Lien Obligor pursuant to the terms of the Second Lien Collateral Documents;

The First Lien Credit Agreement and the Initial Second Lien Document require, among other things, that the parties thereto shall set forth in this Agreement their respective rights and remedies with respect to the Collateral;
The Obligors may, from time to time, to the extent permitted by this Agreement, the First Lien Financing Documents and the Second Lien Financing Documents, incur additional secured debt which the Obligors and the debtholders thereunder may elect, subject to the terms and conditions hereof, of the First Lien Financing Documents and the Second Lien Financing Documents, to be secured by the Collateral on a first priority basis or a second priority basis;
In order to induce the First Lien Collateral Agent, each First Lien Representative and the other First Lien Claimholders to consent to the Obligors incurring the Second Lien Obligations and to induce the First Lien Claimholders to extend credit and other financial accommodations and lend monies to or for the benefit of the First Lien Obligors, the Second Lien Collateral Agent and each Second Lien Representative, on behalf of itself and its Related Second Lien Claimholders, and each Second Lien Claimholder by its acceptance of the benefits of the Second Lien Collateral Documents, has agreed to the intercreditor and other provisions set forth in this Agreement; and
In order to induce the Second Lien Collateral Agent, each Second Lien Representative and the other Second Lien Claimholders to consent to the Obligors incurring the First Lien Obligations and to induce the Second Lien Claimholders to extend credit and other financial accommodations and lend monies to or for the benefit of the Second Lien Obligors, the First Lien Collateral Agent and each First Lien Representative, on behalf of itself and its Related First Lien Claimholders, and each First Lien Claimholder by its acceptance of the benefits of the First Lien Collateral Documents, has agreed to the intercreditor and other provisions set forth in this Agreement.
AGREEMENT
In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
Section 1.Definitions.
1.1    Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the First Lien Credit Agreement. As used in this Agreement, the following terms shall have the following meanings:
“Additional First Lien Obligations” means obligations with respect to Indebtedness of any Borrower or any other Obligor (other than, for the avoidance of doubt, First Lien Credit Agreement Obligations) issued or guaranteed following the date of this Agreement and documented in an agreement other than any agreement governing any then-existing First Lien Obligations; provided that (a) such Indebtedness is permitted by the terms of each of the First Lien Credit Agreement (to the extent then existing), the Initial Second Lien Document (to the extent then existing) and each then-existing Additional First Lien Obligations Agreement and Additional Second Lien Obligations Agreement to be secured by Liens on the Collateral ranking equally and ratably with the Liens securing the First Lien Obligations, (b) the Obligors have granted or purport to have granted Liens on the Collateral to secure the obligations in respect of such Indebtedness on an equal and ratable basis with the other First Lien Obligations, (c) the applicable Additional First Lien Obligations Agent, for itself and on behalf of the holders of such Indebtedness and obligations in respect of such Indebtedness, has entered into a Joinder Agreement pursuant to Section 9.21(b) acknowledging that such Indebtedness, obligations and Liens shall be subject to, and such Additional First Lien Obligations Agent and such holders shall be bound by, and shall have the rights and obligations provided under, the terms of this Agreement applicable to the First Lien Collateral

Agent and the other First Lien Claimholders, respectively and (d) an amendment to or other modification of this Agreement shall have been entered into pursuant to Section 9.3 to the extent contemplated and requested pursuant to Section 9.21(c).
“Additional First Lien Obligations Agent” means any Person appointed to act as trustee, agent or similar representative for the holders of Additional First Lien Obligations pursuant to any Additional First Lien Obligations Agreement (including, in the case of any bilateral arrangement, the actual holder of the relevant Additional First Lien Obligations unless such holder has otherwise appointed a trustee, agent or similar representative acting on its behalf) and has been designated as such in the applicable Joinder Agreement, and any successor thereto.
“Additional First Lien Obligations Agreements” means (i) any indenture, credit agreement, guarantee or other agreement evidencing or governing any Additional First Lien Obligations that are designated as Additional First Lien Obligations pursuant to Section 9.21 and (ii) any other “Loan Documents” or “Financing Documents” (or similar term as may be defined in the foregoing or referred to in the foregoing), in each case, as Refinanced from time to time in accordance with the terms thereof and subject to the terms hereof.
“Additional First Lien Obligations Claimholders” means, at any relevant time, the lenders, creditors and secured parties under any Additional First Lien Obligations Agreements, any Additional First Lien Obligations Agent and the other agents under such Additional First Lien Obligations Agreements, in each case, in their capacities as such.
“Additional Lien Obligations” means, collectively, the Additional First Lien Obligations and the Additional Second Lien Obligations.
“Additional Lien Obligations Agent” means the Additional First Lien Obligations Agent and/or the Additional Second Lien Obligations Agent, as applicable.
“Additional Lien Obligations Agreements” means, collectively, the Additional First Lien Obligations Agreements and the Additional Second Lien Obligations Agreements.
“Additional Second Lien Obligations” means obligations with respect to Indebtedness of any Borrower or any other Obligor (other than, for the avoidance of doubt, Initial Second Lien Document Obligations under the Initial Second Lien Document) issued or guaranteed following the date of this Agreement and documented in an agreement other than any agreement governing any then-existing Second Lien Obligations: provided that (a) such Indebtedness is permitted by the terms of each of the First Lien Credit Agreement (to the extent then existing), the Initial Second Lien Document (to the extent then existing) and any then-existing Additional First Lien Obligations Agreement and Additional Second Lien Obligations Agreement to be secured by Liens on the Collateral ranking equally and ratably with the Liens securing the Second Lien Obligations, (b) the Obligors have granted or purport to have granted Liens on the Collateral to secure the obligations in respect of such Indebtedness on an equal and ratable basis with the other Second Lien Obligations, (c) the applicable Additional Second Lien Obligations Agent, for itself and on behalf of the holders of such Indebtedness and obligations in respect of such Indebtedness, has entered into a Joinder Agreement pursuant to Section 9.21(b) acknowledging that such Indebtedness, obligations and Liens shall be subject to, and such Additional Second Lien Obligations Agent and such holders shall be bound by, and shall have rights and obligations provided under, the terms of this Agreement applicable to the Second Lien Collateral Agent and the other Second Lien Claimholders, respectively and (d) an amendment to or other modification of this Agreement shall have been entered into pursuant to Section 9.3 to the extent contemplated and requested pursuant to Section 9.21(c).
“Additional Second Lien Obligations Agent” means any Person appointed to act as trustee, agent or similar representative for the holders of Additional Second Lien Obligations pursuant to any Additional Second Lien Obligations Agreement (including, in the case of any bilateral arrangement, the actual holder of the relevant

Additional Second Lien Obligations unless such holder has otherwise appointed a trustee, agent or similar representative acting on its behalf) and has been designated as such in the applicable Joinder Agreement, and any successor thereto.
“Additional Second Lien Obligations Agreements” means (i) any indenture, credit agreement, guarantee or other agreement evidencing or governing any Additional Second Lien Obligations that are designated as Additional Second Lien Obligations pursuant to Section 9.21 and (ii) any other “Loan Documents” or “Financing Documents” (or similar term as may be defined in the foregoing or referred to in the foregoing), in each case, as Refinanced from time to time in accordance with the terms thereof and subject to the terms hereof.
“Additional Second Lien Obligations Claimholders” means, at any relevant time, the lenders, creditors and secured parties under any Additional Second Lien Obligations Agreements, any Additional Second Lien Obligations Agent and the other agents under such Additional Second Lien Obligations Agreements, in each case, in their capacities as such.
“Affiliate” means, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with the Person specified.
“Agreement” has the meaning set forth in the Preamble to this Agreement.
“Authorized Representative” means (a) in the case of the First Lien Obligations of any Series, the First Lien Representative with respect to such Series and (b) in the case of the Second Lien Obligations of any Series, the Second Lien Representative with respect to such Series.
“Bankruptcy Code” means Title 11 of the United States Code (11. U.S.C. § 101 et seq.), as amended.
“Borrowers” has the meaning set forth in the Preamble to this Agreement.
“Business Day” means any day other than a Saturday, Sunday or day on which banks in New York City are generally authorized or required by law to close.
“Cash Collateral” has the meaning set forth in Section 6.1(a).
“Claimholders” means each of the First Lien Claimholders and the Second Lien Claimholders.
“Co-Borrower” has the meaning set forth in the Preamble to this Agreement.
“Collateral” means all of the assets and property of any Obligor, whether real, personal or mixed, that constitute or are required to constitute (including pursuant to this Agreement) both First Lien Collateral and Second Lien Collateral, including any property subject to Liens granted pursuant to Section 6 to secure both First Lien Obligations and Second Lien Obligations.
“Collateral Agent” means the First Lien Collateral Agent and/or the Second Lien Collateral Agent, as applicable.
“Collateral Documents” means the First Lien Collateral Documents and the Second Lien Collateral Documents.

“Comparable Second Lien Collateral Document” means, in relation to any Collateral subject to any Lien created or purported to be created under any First Lien Collateral Document, the Second Lien Collateral Document that creates or purports to create a Lien on the same Collateral, granted by the same Obligor.
“Contingent Obligations” shall mean, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that, in each case, do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.
“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, examinership or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“DIP Financing” has the meaning set forth in Section 6.1(a).
“Directing First Lien Representative” means, at any time of determination (a) if there is only one Series of First Lien Obligations with respect to which the Discharge of such First Lien Obligations has not occurred, the First Lien Representative for such Series and (b) if clause (a) does not apply, the First Lien Representative designated as the “Applicable Authorized Representative” (or any similar term) pursuant to any applicable intercreditor arrangements among the Series of First Lien Obligations at such time.
“Discharge” means, with respect to any Series of First Lien Obligations or Second Lien Obligations, notwithstanding any discharge of such Series under any Debtor Relief Laws or in connection with any Insolvency or Liquidation Proceeding, except to the extent otherwise expressly provided in Section 5.6:
(a)payment in full in cash of the principal of and interest (including Post-Petition Interest), and premium, if any, on all Indebtedness outstanding under the First Lien Documents or Second Lien Documents of such Series, as applicable, and constituting First Lien Obligations or Second Lien Obligations of such Series, as applicable (other than any First Lien Other Obligations);
(b)    termination or expiration of all commitments, if any, to extend credit that would constitute First Lien Obligations or Second Lien Obligations of such Series, as applicable;
(c)    termination or cash collateralization or backstopping (in an amount and manner reasonably satisfactory to the applicable issuing bank, but in no event greater than 102%) of the aggregate undrawn face amount of any letter of credit obligations constituting First Lien Obligations or Second Lien Obligations of such Series, as applicable, in each case other than letters of credit deemed reissued under another facility;
(d)    payment in full in cash of all other First Lien Obligations or Second Lien Obligations of such Series, as applicable (other than any First Lien Other Obligation) that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (including Post-

Petition Interest, but other than any Contingent Obligations or any other obligations that by the terms of any First Lien Document or Second Lien Document of such Series, as applicable, expressly survive termination of such First Lien Document or Second Lien Document, in each case, for which no claim or demand for payment, whether oral or written, has been made at such time); and
(e)    adequate provision has been made for any contingent or unliquidated First Lien Obligations or Second Lien Obligations of such Series, as applicable, related to claims, causes of action or liabilities that have been asserted against the First Lien Claimholders or Second Lien Claimholders of such Series, as applicable, for which indemnification is required under the First Lien Documents or Second Lien Documents of such Series, as applicable;
provided that the Discharge of any Series of First Lien Obligations or Second Lien Obligations, as applicable, shall not be deemed to have occurred if such payments are made with the proceeds of (i) in the case of First Lien Obligations, other First Lien Obligations or (ii) in the case of Second Lien Obligations, other Second Lien Obligations, as applicable, that constitute an exchange or replacement for or a Refinancing of such Series of First Lien Obligations or Second Lien Obligations, as applicable. Upon the satisfaction of the conditions set forth in clauses (a) through (e) with respect to any Series, the Authorized Representative of such Series agrees to promptly deliver to the Collateral Agent and each other Authorized Representative written notice of the same.
“Discharge of First Lien Obligations” means the Discharge of the First Lien Credit Agreement Obligations and the Discharge of each Series of Additional First Lien Obligations.
“Discharge of Second Lien Obligations” means the Discharge of the Initial Second Lien Document Obligations and the Discharge of each Series of Additional Second Lien Obligations.
“Disposition” has the meaning set forth in Section 5.1(b). “Dispose” has a meaning correlative thereto.
“Enforcement Action” means:
(a)    any action to foreclose, execute, levy or collect on, take possession or control of, sell or otherwise realize upon (judicially or non-judicially), or lease, license, or otherwise Dispose of (whether publicly or privately), any Collateral or otherwise exercise or enforce remedial rights with respect to any of the Collateral under the First Lien Documents or the Second Lien Documents (including by way of setoff, recoupment, notification of a public or private sale or other Disposition pursuant to the UCC or other applicable law, notification to account debtors, notification to depositary banks under deposit account control agreements, or exercise of rights under landlord consents, if applicable);
(b)    the appointment of any administrator (or taking steps to appoint an administrator) as a consequence of the appointee holding a “qualifying floating charge” under any First Lien Document or Second Lien Document or the appointment of an examiner;
(c)    any action to solicit bids from third Persons, or approve bid procedures for, any proposed Disposition of any of the Collateral or conduct any Disposition of any Collateral;
(d)    any action to receive a transfer of any portion of the Collateral in satisfaction of Indebtedness or any other Obligation secured thereby;
(e)    any action to otherwise enforce a security interest or exercise another right or remedy, as a secured creditor or otherwise, pertaining to any Collateral, whether at law, in equity or pursuant to the First Lien Documents or the Second Lien Documents (including the commencement of applicable legal proceedings or other actions with respect to any Collateral to facilitate the actions described in the preceding clauses, and exercising voting rights in respect of equity interests comprising any Collateral and including the crystallization of any floating charge); or
(f)    the Disposition of any Collateral by any Obligor after the occurrence and during the continuation of an “event of default” under the First Lien Documents or the Second Lien Documents with the consent of the First Lien Representatives or the Second Lien Representatives, as applicable (in either case, to the extent that such consent is required).
“Financial Officer” of any Person shall mean the chief executive officer, chief financial officer, any vice president, principal accounting officer, treasurer, assistant treasurer or controller or any director of such Person or any officer performing duties customarily associated with the foregoing offices.
“First Lien Banking Services Agreement” means any Secured Cash Management Agreement (as defined in the First Lien Credit Agreement).
“First Lien Banking Services Obligations” means any and all obligations of any First Lien Obligor or any of its “subsidiaries” as defined in the First Lien Credit Agreement (or any similar term in any other First Lien Document), whether absolute or contingent and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), arising under First Lien Banking Services Agreements.
“First Lien Claimholders” means, at any relevant time, the First Lien Collateral Agent and the holders of First Lien Obligations at that time, including the First Lien Lenders, the First Lien Credit Agreement Representative, the other First Lien Representatives and any Additional First Lien Obligations Claimholders.
“First Lien Collateral” means (i) the “Collateral” as defined in the First Lien Credit Agreement and (ii) any other assets and property of any Obligor, whether real, personal or mixed, with respect to which a Lien is granted or purported to be granted as security for any First Lien Obligations or that is otherwise subject (or required pursuant to Section 2.3 to be subject) to a Lien securing any First Lien Obligations. For the avoidance of doubt, if any asset constitutes Collateral for any one or more Series of First Lien Obligations but not for any other Series of First Lien Obligations, such asset shall nonetheless constitute First Lien Collateral for all purposes hereunder.
“First Lien Collateral Agent” has the meaning set forth in the Preamble to this Agreement.
“First Lien Collateral Documents” means (i) the “Security Documents” as defined in the First Lien Credit Agreement and (ii) any other agreement, document or instrument pursuant to which a Lien is granted or purported to be granted securing any First Lien Obligations or under which rights or remedies with respect to such Liens are governed.
“First Lien Credit Agreement” has the meaning set forth in the Recitals to this Agreement.
“First Lien Credit Agreement Obligations” means all “Obligations” (or any similar term) as defined in the First Lien Credit Agreement.
“First Lien Credit Agreement Representative” has the meaning set forth in the Preamble to this Agreement.
“First Lien Documents” means (i) the First Lien Financing Documents, (ii) the First Lien Hedge Agreements governing First Lien Secured Hedging Obligations and (iii) the First Lien Banking Services Agreements, in each case to the extent such are in effect at the relevant time, as each may be Refinanced from time to time in accordance with the terms thereof and subject to the terms hereof.

“First Lien Financing Documents” means the First Lien Credit Agreement, the First Lien Collateral Documents, the other “Loan Documents” (as defined in the First Lien Credit Agreement), any Additional First Lien Obligations Agreement and each of the other agreements, documents and instruments providing for or evidencing any other First Lien Obligation (other than any First Lien Other Obligation), and any other document or instrument executed or delivered at any time in connection with any First Lien Obligations (other than any First Lien Other Obligations), including any intercreditor or joinder agreement among any First Lien Claimholders, in each case to the extent such are in effect at the relevant time, as each may be Refinanced from time to time in accordance with the terms thereof and subject to the terms hereof.
“First Lien Hedge Agreement” means any Secured Hedge Agreement, as defined in the First Lien Credit Agreement (or any similar term in any other First Lien Document).
“First Lien Hedging Obligations” means, with respect to any First Lien Obligor or any “subsidiary” as defined in the First Lien Credit Agreement (or any similar term in any other First Lien Document), the obligations of such Person under any First Lien Hedge Agreement.
“First Lien Incremental Facility” means any facility established pursuant to the terms of any Incremental Assumption Agreement (as defined in the First Lien Credit Agreement) or otherwise incurred in reliance on the “Incremental Amount” as defined in the First Lien Credit Agreement (or any similar terms in any other First Lien Financing Document).
“First Lien Intercreditor Agreement” means a Permitted First Lien Intercreditor Agreement (as defined in the First Lien Credit Agreement) by and among the First Lien Collateral Agent, each other First Lien Representative from time to time party thereto and each Obligor from time to time party thereto.
“First Lien Issuing Bank” means each issuing bank in respect of a First Lien Letter of Credit.
“First Lien Lenders” means the “Lenders” (or any similar term) as defined in the First Lien Credit Agreement and the “Lenders” (or any similar term) as defined in any Additional First Lien Obligations Agreement and also shall include all First Lien Issuing Banks.
“First Lien Letters of Credit” means any letters of credit issued (or deemed issued) from time to time under any First Lien Financing Document.
“First Lien Obligations” means the First Lien Credit Agreement Obligations and all other “Secured Obligations” (or any similar term) as defined in any other First Lien Financing Document. To the extent any payment with respect to any First Lien Obligation (whether by or on behalf of any First Lien Obligor, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Second Lien Claimholder, receiver or other Person, then the obligation or part thereof originally intended to be satisfied shall, for all purposes of this Agreement and the rights and obligations of the First Lien Claimholders and the Second Lien Claimholders, be deemed to be reinstated and outstanding as if such payment had not occurred. In the event that any interest, fees, expenses or other amounts (including any interest accruing at the default rate or any Post-Petition Interest) to be paid by a First Lien Obligor pursuant to the First Lien Financing Documents, the First Lien Hedge Agreements governing First Lien Secured Hedging Obligations or the First Lien Banking Services Agreements are disallowed by order of any court of competent jurisdiction, including by order of a court presiding over an Insolvency or Liquidation Proceeding, such interest, fees, expenses and other amounts (including default interest and Post-Petition Interest) shall, as between the First Lien Claimholders and the Second Lien Claimholders, be deemed to continue to accrue and be added to the amount to be calculated as the “First Lien Obligations.”

“First Lien Obligors” means, collectively, the “Loan Parties” (or any similar term) as defined in the First Lien Credit Agreement and the “Issuers,” the “Parent” and the “Guarantors” or the “Loan Parties” (or any similar term) as defined in any other First Lien Document.
“First Lien Other Obligations” means the First Lien Banking Services Obligations and the First Lien Secured Hedging Obligations.
“First Lien Replacement Revolving Facility” means any revolving facility established pursuant to a Refinancing Amendment or an Extension Amendment, each under and as defined in the First Lien Credit Agreement as in effect on the date hereof (or any similar term in any other First Lien Financing Document).
“First Lien Replacement Term Loan” means any term loan made (or deemed to be made) pursuant to a Refinancing Amendment or an Extension Amendment, each under and as defined in the First Lien Credit Agreement as in effect on the date hereof (or any similar term in any other First Lien Financing Document).
“First Lien Representative” means (a) with respect to the First Lien Credit Agreement Obligations, the First Lien Credit Agreement Representative and (b) with respect to the Additional First Lien Obligations of any other Series, the Additional First Lien Obligations Agent with respect to such Series.
“First Lien Secured Hedging Obligations” means all First Lien Hedging Obligations of the First Lien Obligors, whether absolute, or contingent and howsoever and whenever created, arising, evidenced or acquired (including all renewals, extensions or modifications thereof and substitutions therefor), in each case, that constitute First Lien Obligations.
“Governmental Authority” means the government of the United States of America or any other nation, any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Indebtedness” means “Indebtedness” within the meaning of the First Lien Credit Agreement or the Initial Second Lien Document, as applicable. For the avoidance of doubt, “Indebtedness” shall not include First Lien Hedging Obligations or First Lien Banking Services Obligations.
“Initial Second Lien Document” has the meaning set forth in the Recitals to this Agreement.
“Initial Second Lien Document Obligations” means all “Notes Obligations” (or similar term) as defined in the Initial Second Lien Document.
“Initial Second Lien Document Representative” has the meaning set forth in the Preamble to this Agreement.
“Initial Second Lien Notes” has the meaning set forth in the Recitals to this Agreement.
“Insolvency or Liquidation Proceeding” means (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code or any other Debtor Relief Laws with respect to any Obligor, (b) the appointment of or taking possession by a receiver, interim receiver, receiver and manager, (preliminary) insolvency receiver, administrator, liquidator, sequestrator, trustee, examiner or other custodian for all or a substantial part of the property of any Obligor, (c) to the extent constituting an “event of default” under the First Lien Credit Agreement or any Additional First Lien Obligations Agreement, any liquidation, administration (or appointment of an administrator), dissolution, reorganization, examinership or winding up of any Obligor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any general assignment for the benefit of creditors or any other marshaling of assets and liabilities of any Obligor.

“Joinder Agreement” means a supplement to this Agreement in the form of (i) in the case of any joining additional Obligor, Exhibit A hereto and (ii) in the case of any joining Additional Lien Obligations Agent, Exhibit B hereto.
“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, charge, security interest, or similar monetary encumbrance of any kind in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing relating to such asset; provided that in no event shall an operating lease or agreement to sell be deemed to constitute a Lien.
“Lux Borrower” has the meaning set forth in the Preamble to this Agreement.
“Luxembourg” means the Grand Duchy of Luxembourg.
“New First Lien Agent” has the meaning set forth in Section 5.6.
“Obligors” means each First Lien Obligor and each Second Lien Obligor and each other Person that has executed and delivered, or may from time to time hereafter execute and deliver, a First Lien Collateral Document or a Second Lien Collateral Document as a “grantor,” “chargor” or “pledgor” (or the equivalent thereof).
“Parent” has the meaning set forth in the Preamble to this Agreement.
“Pay-Over Amount” has the meaning set forth in Section 6.3(b)(ii).
“Person” means any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, Governmental Authority or other entity.
“Pledged Collateral” has the meaning set forth in Section 5.5(a).
“Post-Petition Interest” means interest (including interest accruing at the default rate specified in the applicable First Lien Documents or the applicable Second Lien Documents, as the case may be), fees, expenses and other amounts that pursuant to the First Lien Documents or the Second Lien Documents, as the case may be, continue to accrue or become due after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest, fees, expenses and other amounts are allowed or allowable, voided or subordinated under any Debtor Relief Law or other applicable law or in any such Insolvency or Liquidation Proceeding.
“Purchase Price” has the meaning set forth in Section 5.7(a).
“Recovery” has the meaning set forth in Section 6.5.
“Refinance” means, in respect of any Indebtedness and any agreement governing any such Indebtedness, to refinance, extend, increase, renew, defease, amend, restate, amend and restate, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for or refinancing of, such Indebtedness in whole or in part, including by adding or replacing lenders, creditors, agents, obligors and/or guarantors, and including, in each case, but not limited to, after the original instrument giving rise to such Indebtedness has been terminated. “Refinanced” and “Refinancing” shall have correlative meanings.
“Related Claimholders” means, with respect to any Collateral Agent or Authorized Representative, its Related First Lien Claimholders or its Related Second Lien Claimholders, as applicable.

“Related First Lien Claimholders” means, (a) with respect to the First Lien Collateral Agent, the First Lien Claimholders and (b) with respect to any First Lien Representative, the First Lien Claimholders for which such First Lien Representative acts as the “administrative agent” or “trustee” (or other agent or similar representative) under the applicable First Lien Documents.
“Related Second Lien Claimholders” means, (a) with respect to the Second Lien Collateral Agent, the Second Lien Claimholders and (b) with respect to any Second Lien Representative, the Second Lien Claimholders for which such Second Lien Representative acts as the “collateral agent” or “trustee” (or other agent or similar representative) under the applicable Second Lien Documents.
“Required First Lien Claimholders” means (a) at all times prior to the occurrence of the Discharge of First Lien Obligations (other than the First Lien Other Obligations), the First Lien Claimholders holding more than 50% of the sum of (i) the aggregate outstanding principal amount of First Lien Obligations (including participations in the face amount of the First Lien Letters of Credit and any disbursements thereunder that have not been reimbursed, but excluding the First Lien Other Obligations) plus (ii) the aggregate unfunded commitments to extend credit which, when funded, would constitute First Lien Obligations (other than the First Lien Other Obligations), and (b) at all times following the occurrence of the Discharge of First Lien Obligations (other than the First Lien Other Obligations), the First Lien Claimholders holding more than 50% of the sum of (i) the then outstanding First Lien Secured Hedging Obligations plus (ii) the then outstanding First Lien Banking Services Obligations; provided that, in the case of both clauses (a) and (b) above, in the event there are separate intercreditor arrangements between the holders of the First Lien Obligations (or their agents), the Required First Lien Claimholders will mean the “Controlling Secured Parties” (or any similar term) as defined in any documentation providing such separate intercreditor arrangements.
“Required Second Lien Claimholders” means at all times prior to the occurrence of the Discharge of Second Lien Obligations, the Second Lien Claimholders holding more than 50% of the sum of (i) the aggregate outstanding principal amount of Second Lien Obligations plus (ii) the aggregate unfunded commitments to extend credit which, when funded, would constitute Second Lien Obligations; provided that, in the event there are separate intercreditor arrangements between the holders of the Second Lien Obligations (or their agents), the Required Second Lien Claimholders will mean the “Required Second Lien Claimholders” (or any similar term) or “Controlling Secured Parties” (or any similar term) as defined in the Second Lien Intercreditor Agreement or other documentation providing such separate intercreditor arrangements.
“Responsible Officer” of any Person shall mean any executive officer or Financial Officer of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement and, as to any document delivered on the date of this Agreement, any secretary or assistant secretary of such Person.
“Second Lien Adequate Protection Payments” has the meaning set forth in Section 6.3(b)(ii).
“Second Lien Claimholders” means, at any relevant time, the Second Lien Collateral Agent and the holders of Second Lien Obligations at that time, including the Initial Second Lien Document Representative, the Second Lien Lenders, and any Additional Second Lien Obligations Claimholders.
“Second Lien Collateral” means (i) the “Collateral” (or similar term) as defined in the Initial Second Lien Document and (ii) any other assets and property of any Obligor, whether real, personal or mixed, with respect to which a Lien is granted or purported to be granted as security for any Second Lien Obligations or that is otherwise subject to a Lien securing any Second Lien Obligations.
“Second Lien Collateral Agent” has the meaning set forth in the Preamble to this Agreement.

“Second Lien Collateral Documents” means the “Second Lien Collateral Documents” (or similar term) as defined in the Initial Second Lien Document and any other agreement, document or instrument pursuant to which a Lien is granted or purported to be granted securing any Second Lien Obligations or under which rights or remedies with respect to such Liens are governed.
“Second Lien Documents” means the Second Lien Financing Documents, to the extent such are in effect at the relevant time, as each may be Refinanced from time to time in accordance with the terms thereof and subject to the terms hereof.
“Second Lien Financing Documents” means the Initial Second Lien Document, the Second Lien Collateral Documents, the other “Note Documents” (or similar term) as defined in the Initial Second Lien Document, any Additional Second Lien Obligations Agreement, and each of the other agreements, documents and instruments providing for or evidencing any other Second Lien Obligation, and any other document or instrument executed or delivered at any time in connection with any Second Lien Obligations, including any intercreditor or joinder agreement among any Second Lien Claimholders, in each case to the extent such are in effect at the relevant time, as each may be Refinanced from time to time in accordance with the terms thereof and subject to the terms hereof.
“Second Lien Floating Charge” means any floating charge granted by any Second Lien Obligor organized under the laws of England and Wales or Ireland in favor of the Second Lien Collateral Agent or any other Second Lien Claimholder.
“Second Lien Lenders” means the “holders” or “noteholders” (or any similar term) under and as defined in the Initial Second Lien Document and the “holders”, “noteholders” or “Lenders” (or any similar term) as defined in any Additional Second Lien Obligations Agreement and also shall include the issuing banks of any letters of credit issued (or deemed issued) under any Second Lien Financing Document.
“Second Lien Obligations” means the Initial Second Lien Document Obligations and all “Notes Obligations” or “Secured Obligations” (or any similar term) as defined in any other Second Lien Financing Document. To the extent any payment by a Second Lien Obligor with respect to any Second Lien Obligation (whether by or on behalf of any Second Lien Obligor, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any receiver or other Person, then the obligation or part thereof originally intended to be satisfied shall, for all purposes of this Agreement and the rights and obligations of the First Lien Claimholders and the Second Lien Claimholders, be deemed to be reinstated and outstanding as if such payment had not occurred. In the event that any interest, fees, expenses or other amounts (including any interest accruing at the default rate or any Post-Petition Interest) to be paid pursuant to the Second Lien Financing Documents are disallowed by order of any court of competent jurisdiction, including by order of a court presiding over an Insolvency or Liquidation Proceeding, such interest, fees, expenses and other amounts (including default interest and Post-Petition Interest) shall, as between the First Lien Claimholders and the Second Lien Claimholders, be deemed to continue to accrue and be added to the amount to be calculated as the “Second Lien Obligations.”
“Second Lien Obligors” means, collectively, the “Issuers,” the “Parent” and the “Guarantors” (or any similar terms) as defined in the Initial Second Lien Document and the “Issuers,” the “Parent” and the “Guarantors” (or any similar terms, including without limitation the “Loan Parties” or “Note Parties”) as defined in any other Second Lien Document.
“Second Lien Representative” means (a) with respect to the Initial Second Lien Document Obligations, the Initial Second Lien Document Representative and (b) with respect to the Additional Second Lien Obligations of any other Series, the Additional Second Lien Obligations Agent with respect to such Series.

“Series” means, with respect to First Lien Obligations or Second Lien Obligations, all First Lien Obligations or Second Lien Obligations secured by the same First Lien Collateral Documents or same Second Lien Collateral Documents, as the case may be, and represented by the same Authorized Representative acting in the same capacity. As of the date hereof, there constitute two Series: the First Lien Credit Agreement Obligations and the Initial Second Lien Document Obligations.
“Shared Collateral” means any Collateral subject to any Shared Collateral Document.
“Shared Collateral Document” means any Collateral Document that is both a First Lien Collateral Document and a Second Lien Collateral Document.
“Short-Fall” has the meaning set forth in Section 6.3(b)(ii).
“Standstill Period” has the meaning set forth in Section 3.1(a)(1).
“subsidiary” shall mean, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, limited liability company, association or other business entity of which securities or other ownership interests representing more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned or held by the parent, one or more subsidiaries of the parent or a combination thereof. Unless otherwise specified, “subsidiary” shall mean any subsidiary of the Parent.
“UCC” means the Uniform Commercial Code as in effect from time to time (except as otherwise specified) in any applicable state or jurisdiction.
1.2    Terms Generally. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise:
(a)    any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time permitted to be Refinanced or replaced in accordance with the terms hereof, in each case to the extent so Refinanced or replaced;
(b)    any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns;
(c)    the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;
(d)    all references herein to Sections, clauses or paragraphs shall be construed to refer to Sections, clauses or paragraphs of this Agreement, unless otherwise specified;
(e)    any reference to any law or regulation shall (i) include all statutory and regulatory provisions consolidating, amending, replacing, interpreting or supplementing such law or regulation, and (ii) unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time; and

(f)    the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
Notwithstanding anything to the contrary set forth in this Agreement, any reference herein to the First Lien Financing Documents, the First Lien Documents or any of the First Lien Credit Agreement or any other First Lien Document individually “as in effect on the date hereof,” “as in effect on the date entered into” or words of similar meaning shall include a reference to any amendment or other modification of any such document that has been made in accordance with, or with respect to any matters that are not prohibited by, Section 5.3(a); provided that any statement herein to the effect that a capitalized term shall have the meaning as defined in a First Lien Document “as in effect on the date hereof,” “as in effect on the date entered into” (or words of similar meaning) shall not include any changes to such term, if any, contained in any such amendment or modification. Notwithstanding anything to the contrary set forth in this Agreement, any reference herein to the Initial Second Lien Documents or any of the Second Lien Financing Documents or the Initial Second Lien Document or any other Second Lien Document individually “as in effect on the date hereof,” “as in effect on the date entered into” or words of similar meaning shall include a reference to any amendment or other modification of any such document that has been made in accordance with, or with respect to any matters that are not prohibited by, Section 5.3(b); provided that any statement herein to the effect that a capitalized term shall have the meaning as defined in a Second Lien Document “as in effect on the date hereof,” “as in effect on the date entered into” (or words of similar meaning) shall not include any changes to such term, if any, contained in any such amendment or modification.
1.3    Luxembourg Terms. Without prejudice to the generality of any provision of this Agreement, in this Agreement where it relates to an Obligor whose registered office or place of central administration is in Luxembourg, a reference to:
(a)    a winding-up, administration or dissolution includes, without limitation, bankruptcy (faillite), insolvency, dissolution or voluntary liquidation (dissolution ou liquidation volontaire), court ordered liquidation (liquidation judiciaire), composition with creditors (concordat préventif de la faillite), moratorium or reprieve of payments (sursis de paiement), controlled management (gestion contrôlée), fraudulent conveyance (actio pauliana), general settlement with creditors, reorganization or similar laws affecting the rights of creditors generally;
(b)    a receiver, administrative receiver, administrator, trustee, custodian, or similar officer includes, without limitation, a juge délégué, commissaire, juge-commissaire, mandataire ad hoc, administrateur provisoire, liquidateur or curateur;
(c)    a lien or security interest includes any hypothèque, nantissement, gage, privilège, sûreté réelle, droit de rétention, and any type of security in rem (sûreté réelle) or agreement or arrangement having a similar effect and any transfer of title by way of security;
(d)    a person being unable to pay its debts includes that person being in a state of cessation de paiements;
(e)    by-laws or constitutional documents include its up-to-date (restated) articles of association (statuts coordonnés); and
(f)    a director includes an administrateur or a gérant.

1.4    Dutch Terms. Without prejudice to the generality of any provision of this Agreement, in this Agreement where it relates to an Obligor incorporated and existing under the laws of The Netherlands, a reference to:
(a)    “The Netherlands” means the European part of the Kingdom of the Netherlands and “Dutch” means in or of The Netherlands;
(b)    constitutional documents means the articles of association (statuten) and deed of incorporation (akte van oprichting) and an up-to-date extract of registration of the Trade Register of the Dutch Chamber of Commerce;
(c)    a lien, security interest or security includes any mortgage (hypotheek), pledge (pandrecht), retention of title arrangement (eigendomsvoorbehoud), right of retention (recht van retentie), right to reclaim goods (recht van reclame) and any right in rem (beperkt recht) created for the purpose of granting security (goederenrechtelijke zekerheid);
(d)    a winding-up, administration or dissolution includes declared bankrupt (failliet verklaard) or dissolved (ontbonden);
(e)    a moratorium includes surseance van betaling and a moratorium is declared includes surseance verleend;
(f)    any procedure or step taken in connection with insolvency proceedings includes that person having filed a notice under Section 36 of the Tax Collection Act of The Netherlands (Invorderingswet 1990);
(g)    a liquidator includes a curator or a beoogd curator;
(h)    an administrator includes a bewindvoerder or a beoogd bewindvoerder; and
(i)    an attachment includes a beslag.
SECTION 2.    Lien Priorities.
2.1    Relative Priorities. Notwithstanding the date, time, method, manner or order of grant, attachment, recordation or perfection of any Liens on the Collateral securing the Second Lien Obligations or of any Liens on the Collateral securing the First Lien Obligations, and notwithstanding any provision of the UCC or any other applicable law, or the Initial Second Lien Documents or the First Lien Documents, or any defect or deficiencies in, or failure to perfect or lapse in perfection of, or avoidance as a fraudulent conveyance or otherwise of, the Liens securing the First Lien Obligations or any other circumstance whatsoever, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Obligor, the Second Lien Collateral Agent and each Second Lien Representative, on behalf of itself and its Related Second Lien Claimholders, hereby agrees that:
(a)    any Lien on the Collateral securing any First Lien Obligations now or hereafter held by or on behalf of the First Lien Collateral Agent, any other First Lien Claimholders or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute (including any judgment lien), operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Collateral securing any of the Second Lien Obligations;
(b)    any Lien on the Collateral securing any Second Lien Obligations now or hereafter held by or on behalf of the Second Lien Collateral Agent, any other Second Lien Claimholders or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute (including any judgment lien), operation of law (and both before and after conversion to a fixed charge of any floating charge), subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing any of the First Lien Obligations; and
(c)    all Liens on the Collateral securing any First Lien Obligations shall be and remain senior in all respects and prior to all Liens on the Collateral securing any Second Lien Obligations for all purposes, whether or not such Liens securing any First Lien Obligations are subordinated to any Lien securing any other obligation of the Obligors or any other Person.
2.2    Prohibition on Contesting Liens. The Second Lien Collateral Agent, and each Second Lien Representative, for itself and on behalf of its Related Second Lien Claimholders, and the First Lien Collateral Agent, and each First Lien Representative for itself and on behalf of its Related First Lien Claimholders, agrees that it and its Related Claimholders will not (and each hereby waives any right to) directly or indirectly contest or challenge, or support any other Person in contesting or challenging, in any proceeding (including any Insolvency or Liquidation Proceeding), (i) the validity or enforceability of any First Lien Document or any Second Lien Document, or any First Lien Obligation or any Second Lien Obligation, (ii) the existence, validity, perfection, priority or enforceability of the Liens securing any First Lien Obligations or any Second Lien Obligations or (iii) the relative rights and duties of the First Lien Claimholders or the Second Lien Claimholders granted and/or established in this Agreement or any Collateral Document with respect to such Liens; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the First Lien Collateral Agent, any First Lien Representative or any other First Lien Claimholder to enforce this Agreement or to exercise any of its remedies or rights hereunder, including the provisions of this Agreement relating to the priority of the Liens securing the First Lien Obligations as provided in Sections 2.1 and 3.1.
2.3    No New Liens. Subject to Section 2.6 hereof, the parties hereto agree that, so long as the Discharge of First Lien Obligations has not occurred, (a) none of the Obligors shall grant or permit any additional Liens on any asset or property of any Obligor to secure any Second Lien Obligation unless it has granted, or concurrently therewith grants, through documentation in form and substance satisfactory to the First Lien Collateral Agent, a Lien on such asset or property of such Obligor to secure the First Lien Obligations; and (b) none of the Obligors shall grant or permit any additional Liens on any asset or property of any Obligor to secure any First Lien Obligation unless it has granted, or concurrently therewith grants, through documentation in form and substance satisfactory to the Second Lien Collateral Agent, a Lien on such asset or property of such Obligor to secure the Second Lien Obligations. So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any of the Obligors, the parties hereto agree that if any Second Lien Claimholder shall acquire or hold any Lien on any assets of any Obligor securing any Second Lien Obligation which assets are not also subject to the first priority Lien of the First Lien Claimholders under the First Lien Collateral Documents, then, without limiting any other rights and remedies available to the First Lien Collateral Agent or the other First Lien Claimholders, the Second Lien Collateral Agent, and each Second Lien Representative on behalf of itself and its Related Second Lien Claimholders, agrees that the Second Lien Collateral Agent, such Second Lien Representative or such Second Lien Claimholder, as the case may be, shall, without the need for any further consent of any Person and notwithstanding anything to the contrary in any other document, be deemed to also hold and have hold such Lien for the benefit of the First Lien Collateral Agent and the First Lien Claimholders as security for the First Lien Obligations (subject to the Lien priority and other terms hereof) and shall promptly notify the First Lien Collateral Agent in writing of the existence of such Lien (if and to the extent the Second Lien Collateral Agent or such Second Lien Claimholder has actual knowledge of the existence of such Lien) and in any event take such actions as may be reasonably requested by the First Lien Collateral Agent to assign such Liens to the First Lien Collateral Agent (but may retain a junior Lien on such assets or property subject to the terms hereof) or, in the event that such Liens do not secure all First Lien Obligations, the First Lien Collateral Agent (and/or its designees) as security for the applicable First Lien Obligations. To the extent that the provisions of the immediately preceding sentence are not complied with for any reason, without limiting any other right or remedy available to the First Lien Collateral Agent or any other First Lien Claimholder, the Second Lien Collateral Agent and each Second Lien Representative agrees, for itself and on behalf of its Related Second Lien Claimholders, that any amounts received by or distributed to any of them pursuant to or as a result of Liens so granted shall be subject to Section 4.2.
2.4    Similar Liens and Agreements. In furtherance of Sections 2.3 and 11.9, the First Lien Collateral Agent and each First Lien Representative, for itself and on behalf of its Related First Lien Claimholders, and the Second Lien Collateral Agent and each Second Lien Representative, for itself and on behalf of its Related Second Lien Claimholders, agrees, subject to the other provisions of this Agreement:
(a)    upon request by the First Lien Collateral Agent or the Second Lien Collateral Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the First Lien Collateral and the Second Lien Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the First Lien Documents and the Second Lien Documents; and
(b)    except to the extent not possible or practicable in any jurisdiction based on advice of local counsel to the First Lien Collateral Agent, that the documents, agreements or instruments creating or evidencing the First Lien Collateral and the Second Lien Collateral and guaranties for the First Lien Obligations and the Second Lien Obligations, subject to Section 5.3(c), shall be in all material respects the same forms of documents, agreements or instruments, other than with respect to the “first priority” and the “second priority” nature of the Liens thereunder, the identity of the secured parties that are parties thereto or secured thereby and other matters contemplated by this Agreement.
2.5    Nature of Obligations. The priorities of the Liens provided in Section 2.1 shall not be altered or otherwise affected by (a) any Refinancing of the First Lien Obligations or the Second Lien Obligations or (b) any action or inaction which any of the First Lien Claimholders or the Second Lien Claimholders may take or fail to take in respect of the Collateral. The Second Lien Collateral Agent and each Second Lien Representative, for itself and on behalf of its Related Second Lien Claimholders, agrees and acknowledges that (i) a portion of the First Lien Obligations is revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, (ii) the terms of the First Lien Documents and the First Lien Obligations may be amended, supplemented or otherwise modified, and the First Lien Obligations, or a portion thereof, may be Refinanced from time to time and (iii) the aggregate amount of the First Lien Obligations may be increased, in each case, without notice to or consent by the Second Lien Collateral Agent or the other Second Lien Claimholders and without affecting the provisions hereof, except as otherwise expressly set forth herein. As between the Parent, the Borrowers and the other Obligors and the Second Lien Claimholders, the foregoing provisions will not limit or otherwise affect the obligations of the Parent, the Borrowers and the Obligors contained in any Second Lien Document with respect to the incurrence of additional First Lien Obligations.
2.6    Certain Collateral. Notwithstanding anything in this Agreement or any other First Lien Document or Second Lien Document to the contrary, collateral consisting of (i) cash and cash equivalents pledged to secure First Lien Obligations under any First Lien Financing Document consisting of reimbursement obligations in respect of First Lien Letters of Credit issued thereunder or otherwise held by the First Lien Collateral Agent or the First Lien Credit Agreement Representative, as applicable, pursuant to the First Lien Credit Agreement, (ii) assets constituting “Excluded Property” or “Excluded Securities” as defined in the Initial Second Lien Document (or any similar term in any other Second Lien Financing Document) and/or (iii) assets excluded from the collateral securing the Second Lien Obligations pursuant to the “Agreed Guarantee and Security Principles” (or any similar term in any other Second Lien Financing Document), shall (subject to any intercreditor agreement among the First Lien Collateral Agent and any First Lien Representatives, if then in effect) be applied as specified in the relevant First Lien Financing Document and will not constitute Collateral or Shared Collateral hereunder.

SECTION 3.    Enforcement.
3.1    Exercise of Remedies.
(a)    Until the Discharge of First Lien Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any of the Obligors, the Second Lien Collateral Agent and each Second Lien Representative, for itself and on behalf of its Related Second Lien Claimholders, hereby agrees that it and its Related Second Lien Claimholders:
(1)    will not exercise or seek to exercise any rights or remedies (including setoff, recoupment and the right to credit bid, if any) with respect to any Collateral or institute or commence, or join with any Person in instituting or commencing, any other Enforcement Action or any other action or proceeding with respect to such rights or remedies (including any action of foreclosure, enforcement, collection or execution and any Insolvency or Liquidation Proceeding); provided that the Second Lien Collateral Agent or any Person authorized by it may commence an Enforcement Action or otherwise exercise any or all such rights or remedies after the passage of a period of at least 270 days since the First Lien Collateral Agent and each First Lien Representative shall have received notice from the Second Lien Collateral Agent with respect to the acceleration by the relevant Second Lien Claimholders of the maturity of all then outstanding Second Lien Obligations (and requesting that Enforcement Action be taken with respect to the Collateral) so long as the applicable “event of default” shall not have been cured or waived (or the applicable acceleration rescinded) (the “Standstill Period”); provided, further, that, notwithstanding anything herein to the contrary, in no event shall the Second Lien Collateral Agent, any Second Lien Representative or any other Second Lien Claimholders exercise any rights or remedies with respect to any Collateral or institute or commence, or join with any Person in instituting or commencing, any other Enforcement Action or any other action or proceeding with respect to such rights or remedies, if, notwithstanding the expiration of the Standstill Period, either (A) the First Lien Collateral Agent or any other First Lien Claimholder shall have commenced and be diligently pursuing (or shall have sought or requested and be diligently pursuing relief from or modification of the automatic stay or any other stay in any Insolvency or Liquidation Proceeding to enable the commencement and the pursuit of) an Enforcement Action or other exercise of their rights or remedies in each case with respect to all or any material portion of the Collateral (with any determination of which Collateral to proceed against, and in what order, to be made by the First Lien Collateral Agent or such First Lien Claimholders in their reasonable judgment) or (B) any of the Obligors is then a debtor in any Insolvency or Liquidation Proceeding;
(2)    will not contest, protest or object to any Enforcement Action brought by the First Lien Collateral Agent or any other First Lien Claimholder or any other exercise by the First Lien Collateral Agent or any other First Lien Claimholder of any rights and remedies relating to the Collateral under the First Lien Documents or otherwise (and acknowledges and agrees that if the First Lien Collateral Agent seeks to appoint an administrator (in its capacity as a holder of a qualifying floating charge) it shall be entitled to do so in accordance with the First Lien Collateral Documents, the Insolvency Act 1986 and English common law and no Second Lien Collateral Agent or Second Lien Claimholder shall object to or seek to replace such appointee);
(3)    subject to their rights under clause (a)(1) above, will not object to the forbearance by the First Lien Collateral Agent or the other First Lien Claimholders from bringing or pursuing any Enforcement Action or any other exercise of any rights or remedies relating to the Collateral, in each case so long as any proceeds received by the First Lien Collateral Agent or other First Lien Claimholders in excess of those necessary to achieve a Discharge of First Lien Obligations are distributed in accordance with Section 4.1; and

(4)    will not take or receive any Collateral, or any proceeds of or payment with respect to any Collateral, in connection with any Enforcement Action or any other exercise of any right or remedy with respect to any Collateral or any Insolvency or Liquidation Proceeding in its capacity as a creditor or in connection with any insurance policy award or any award in a condemnation or similar proceeding (or deed in lieu of condemnation) with respect to any Collateral, in each case unless and until the Discharge of First Lien Obligations has occurred, except in connection with any foreclosure expressly permitted by Section 3.1(a)(1) to the extent the Second Lien Collateral Agent and the other Second Lien Claimholders are permitted to retain the proceeds thereof in accordance with Section 4.1.
Without limiting the generality of the foregoing, until the Discharge of First Lien Obligations has occurred, except as expressly provided in Sections 3.1(a)(1), 3.1(c) and 6.3(b), the sole right of the Second Lien Collateral Agent and the other Second Lien Claimholders with respect to the Collateral (other than inspection, monitoring, reporting and similar rights provided for in the Second Lien Financing Documents) is to hold a Lien on the Collateral pursuant to the Second Lien Collateral Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of First Lien Obligations has occurred.
(b)    Until the Discharge of First Lien Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any First Lien Obligor, subject to Sections 3.1(a)(1), 3.1(c) and 6.3(b), the First Lien Collateral Agent and the other First Lien Claimholders shall have the exclusive right to commence and maintain an Enforcement Action or otherwise exercise any rights and remedies (including set-off, recoupment and the right to “credit bid” their debt, except that the Second Lien Collateral Agent shall have the “credit bid” rights set forth in Section 3.1(c)(6)), and make determinations regarding the release, Disposition, or restrictions with respect to the Collateral, in each case without any consultation with or the consent of the Second Lien Collateral Agent or any other Second Lien Claimholder; provided that any proceeds received by the First Lien Collateral Agent in excess of those necessary to achieve a Discharge of First Lien Obligations are distributed in accordance with Section 4.1. In commencing or maintaining any Enforcement Action or otherwise exercising rights and remedies with respect to the Collateral, the First Lien Collateral Agent and the other First Lien Claimholders may enforce the provisions of the First Lien Documents and exercise rights and remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion in compliance with any applicable law and without consultation with the Second Lien Collateral Agent or any other Second Lien Claimholder and regardless of whether any such exercise is adverse to the interest of any Second Lien Claimholder. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise Dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or other Disposition, and to exercise all the rights and remedies of a secured creditor under the UCC or other applicable law and of a secured creditor under Debtor Relief Laws of any applicable jurisdiction.
(c)    Notwithstanding the foregoing, the Second Lien Collateral Agent and any other Second Lien Claimholder may:
(1)    file a claim, proof of claim or statement of interest with respect to the Second Lien Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against any of the Second Lien Obligors by a Person other than a Second Lien Claimholder;
(2)    take any action in order to create, perfect, preserve or protect (but not enforce) its Lien on the Collateral to the extent (A) not adverse to the priority status of the Liens on the Collateral securing the First Lien Obligations, or the rights of the First Lien Collateral Agent or the other First Lien Claimholders to exercise rights and remedies in respect thereof, and (B) not otherwise inconsistent with the terms of this Agreement, including the automatic release of Liens provided in Section 5.1;
(3)    file any necessary or appropriate responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Second Lien Claimholders, including any claims or Liens secured by the Collateral, if any, in each case to the extent not inconsistent with the terms of this Agreement;
(4)    vote on any plan of reorganization or similar dispositive restructuring plan, arrangement, compromise or liquidation, and make filings and make any arguments and motions with respect to the Second Lien Obligations and the Collateral that are, in each case, in accordance with the terms of this Agreement, including Section 6.9(c); provided that no vote, or pleading relating to such vote, to accept or reject a plan of reorganization or similar dispositive restructuring plan, arrangement, compromise or liquidation, no other document, agreement or proposal similar to the foregoing, and no filing, argument or motion by the Second Lien Collateral Agent or any other Second Lien Claimholder may, in each case, be inconsistent with the terms of this Agreement;
(5)    exercise any of its rights or remedies with respect to the Collateral after the termination of the Standstill Period to the extent permitted by Section 3.1(a)(1); and
(6)    bid for or purchase any Collateral at any public, private or judicial foreclosure upon such Collateral initiated by the First Lien Collateral Agent or any other First Lien Claimholder, or any sale of any Collateral during an Insolvency or Liquidation Proceeding; provided that such bid may not include a “credit bid” in respect of any Second Lien Obligations unless the cash proceeds of such bid are otherwise sufficient to cause the Discharge of First Lien Obligations.
(d)    Subject to Sections 3.1(a)(1), 3.1(c) and 6.3(b) the Second Lien Collateral Agent and each Second Lien Representative, for itself and on behalf of its Related Second Lien Claimholders:
(1)    agrees that it and its Related Second Lien Claimholders will not take any action that would hinder, delay, limit or prohibit any exercise of rights or remedies under the First Lien Documents or is otherwise prohibited hereunder, including any collection or Disposition of any Collateral, whether by foreclosure or otherwise, or that would limit, invalidate, avoid or set aside any Lien securing any First Lien Obligations or any First Lien Collateral Document or subordinate the priority of the First Lien Obligations to the Second Lien Obligations or grant the Liens securing the Second Lien Obligations equal ranking to the Liens securing the First Lien Obligations;
(2)    hereby waives any and all rights it or its Related Second Lien Claimholders may have as a junior Lien creditor or otherwise (whether arising under the UCC or under any other law) to object to the manner in which the First Lien Collateral Agent or the other First Lien Claimholders seek to enforce or collect the First Lien Obligations or the Liens securing the First Lien Obligations, regardless of whether any action or failure to act by or on behalf of the First Lien Collateral Agent or any other First Lien Claimholders is adverse to the interest of any Second Lien Claimholders; and
(3)    hereby acknowledges and agrees that no covenant, agreement or restriction contained in the Second Lien Collateral Documents or any other Second Lien Document shall be deemed to restrict in any way the rights and remedies of the First Lien Collateral Agent or the other First Lien Claimholders with respect to the Collateral as set forth in this Agreement and the First Lien Documents.
(e)    The Second Lien Collateral Agent and the other Second Lien Claimholders may exercise rights and remedies as unsecured creditors against the Obligors that have guaranteed or granted Liens to secure the Second Lien Obligations in accordance with the terms of Initial Second Lien Documents and applicable law (other than initiating or joining in an involuntary case or proceeding under any Insolvency or Liquidation Proceeding with respect to any Obligor, prior to the termination of the Standstill Period or as otherwise prohibited pursuant to the second proviso in Section 3.1(a)(1)); provided that (i) any such exercise shall not be directly or indirectly inconsistent with or prohibited by the terms of this Agreement (including Section 6 and any provision prohibiting or restricting the Second Lien Claimholders from taking various actions or making various objections)

and (ii) in the event that any Second Lien Claimholder becomes a judgment Lien creditor in respect of any Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Second Lien Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the First Lien Obligations) as the other Liens securing the Second Lien Obligations are subject to this Agreement. Nothing in this Agreement shall prohibit the receipt by the Second Lien Collateral Agent or any other Second Lien Claimholder of the required payments of principal, premium, interest, fees and other amounts due under the Initial Second Lien Documents so long as such receipt is not subject to turnover pursuant to Section 4.2.
3.2    Agreement Among First Lien Claimholders; Agreement Among Second Lien Claimholders.
(a)    Subject to (i) applicable intercreditor arrangements among the applicable Series of First Lien Obligations and (ii) the proviso to the second sentence of Section 9.15(a), the First Lien Collateral Agent, and each First Lien Representative on behalf of itself and its Related First Lien Claimholders, solely as among themselves in such capacity and solely for their mutual benefit, hereby agrees that the First Lien Collateral Agent shall have the sole right and power, as among the First Lien Claimholders, to take and direct any right or remedy with respect to Collateral in accordance with the terms of this Agreement, the relevant First Lien Collateral Documents and any intercreditor agreement among the First Lien Collateral Agent and any other First Lien Representative. The First Lien Collateral Agent shall be entitled to the benefit of all the exculpatory, indemnity and reimbursement provisions set forth in any First Lien Document (including, without limitation, those set forth in Article VIII of the First Lien Credit Agreement) for the benefit of any “collateral agent” (or any other agent or similar representative) with respect to any exercise by the First Lien Collateral Agent of any of the rights or remedies under this Agreement, including any such exercise of any right or remedy with respect to any Collateral, or any other action or inaction by it in its capacity as the First Lien Collateral Agent.
(b)    Subject to (i) any applicable intercreditor arrangements among the relevant Series of Second Lien Obligations, (ii) Section 3.1(c) and (iii) Section 3.1(e), in each case solely to the extent provided therein, the Second Lien Collateral Agent, and each Second Lien Representative on behalf of itself and its Related Second Lien Claimholders, solely as among themselves in such capacity and solely for their mutual benefit, hereby agrees that the Second Lien Collateral Agent shall have the sole right and power, as among the Second Lien Claimholders, to take and direct any right or remedy with respect to Collateral in accordance with the terms of this Agreement, the relevant Second Lien Collateral Documents, the Second Lien Intercreditor Agreement and any other intercreditor agreement among the Second Lien Collateral Agent and each other Second Lien Representative. The Second Lien Collateral Agent shall be entitled to the benefit of all the exculpatory, indemnity and reimbursement provisions set forth in any Second Lien Document for the benefit of any “collateral agent” (or any other agent or similar representative) with respect to any exercise by the Second Lien Collateral Agent of any of the rights or remedies under this Agreement, including any such exercise of any right or remedy with respect to any Collateral, or any other action or inaction by it in its capacity as the Second Lien Collateral Agent.
SECTION 4.    Payments.
4.1    Application of Proceeds. So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Obligor, any Collateral or any proceeds (whether in cash or otherwise) thereof received in connection with any Enforcement Action or other exercise of rights or remedies by the First Lien Collateral Agent or the other First Lien Claimholders (including any Disposition referred to in Section 5.1) or any Insolvency or Liquidation Proceeding shall be applied by the First Lien Collateral Agent to the First Lien Obligations in accordance with the terms of the First Lien Documents, including any intercreditor agreement among the First Lien Collateral Agent and any of the First Lien Representatives. Upon the Discharge of First Lien Obligations, the First Lien Collateral Agent shall deliver to the Second Lien Collateral Agent any remaining Collateral and proceeds thereof then held by it in the same form as received, with any necessary endorsements (such endorsements shall be without recourse and without representation or warranty) to the Second Lien Collateral Agent, or as a court of competent jurisdiction may otherwise direct, to be applied by the Second Lien Collateral Agent to the Second Lien Obligations in accordance with the terms of Second Lien Documents, including any other intercreditor agreement among the Second Lien Collateral Agent and any of the Second Lien Representatives.
4.2    Payments Over.
(a)    So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Obligor, any Collateral or proceeds thereof (including any assets or proceeds subject to Liens that have been avoided or otherwise invalidated), any assets or proceeds subject to Liens referred to in Section 2.3, any amounts referred to in the last sentence of Section 6.3(b) or any other distribution (whether or not expressly characterized as such) in respect of the Collateral (including in connection with any Disposition of any Collateral) received by the Second Lien Collateral Agent or any other Second Lien Claimholders in connection with any Enforcement Action or any Insolvency or Liquidation Proceeding or other exercise of any right or remedy (including set-off or recoupment) relating to the Collateral in contravention of this Agreement, or received by the Second Lien Collateral Agent or any other Second Lien Claimholders in connection with any insurance policy claim or any condemnation award (or deed in lieu of condemnation), in each case, shall be segregated and held in trust and forthwith paid over to the First Lien Collateral Agent for the benefit of the First Lien Claimholders in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct.
(b)    Except as otherwise set forth in Section 6.3, so long as the Discharge of First Lien Obligations has not occurred, if in any Insolvency or Liquidation Proceeding the Second Lien Collateral Agent or any other Second Lien Claimholders shall receive any distribution of money or other property in respect of or on account of the Collateral (including any assets or proceeds subject to Liens that have been avoided or otherwise invalidated or any amounts referred to in the last sentence of Section 6.3(b)), such money, other property or amounts shall be segregated and held in trust and forthwith paid over to the First Lien Collateral Agent for the benefit of the First Lien Claimholders in the same form as received, with any necessary endorsements. Any Lien received by the Second Lien Collateral Agent or any other Second Lien Claimholders in respect of any of the Second Lien Obligations in any Insolvency or Liquidation Proceeding shall be subject to the terms of this Agreement.
(c)    Until the Discharge of First Lien Obligations occurs, the Second Lien Collateral Agent and each Second Lien Representative, for itself and on behalf of its Related Second Lien Claimholders, hereby irrevocably constitutes and appoints the First Lien Collateral Agent and any officer or agent of the First Lien Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Second Lien Collateral Agent, any such Second Lien Representative or any such Second Lien Claimholder (as applicable) or in the First Lien Collateral Agent’s own name, from time to time in the First Lien Collateral Agent’s discretion, for the purpose of carrying out the terms of this Section 4.2, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 4.2, including any endorsements or other instruments of transfer or release. This power is coupled with an interest and is irrevocable until the Discharge of First Lien Obligations.
SECTION 5.    Other Agreements.
5.1    Releases.
(a)    In connection with any Enforcement Action by the First Lien Collateral Agent or any other exercise by the First Lien Collateral Agent of rights or remedies in respect of the Collateral (including any Disposition of any of the Collateral by any Obligor, with the consent of the First Lien Collateral Agent, after the occurrence and during the continuance of an “event of default” under the First Lien Documents), in each case, prior to the Discharge of First Lien Obligations, the First Lien Collateral Agent is irrevocably authorized (at the cost of the Obligors in accordance with the terms of the applicable First Lien Financing Document and without any consent, sanction, authority or further confirmation from the Second Lien Collateral Agent, any other Second Lien Claimholder or any Obligor): (i) to release any of its Liens on any part of the Collateral or any other claim over the asset that is the subject of such Enforcement Action or such other exercise of rights or remedies, in which case the Liens or any other claim over the asset that is the subject of such Enforcement Action, if any, of the Second Lien Collateral Agent and each Second Lien Representative, for itself and for the benefit of its Related Second Lien Claimholders, shall be automatically, unconditionally and simultaneously released to the same extent as the Liens or other claims of the First Lien Collateral Agent and each First Lien Representative are so released (and the First Lien Collateral Agent is irrevocably authorized to execute and deliver or enter into any release of such Liens or claims that may, in the discretion of the First Lien Collateral Agent, be considered necessary or reasonably desirable in connection with such releases); and (ii) if the asset that is the subject of such Enforcement Action consists of the equity interests of any Obligor, to release (x) such Obligor and any subsidiary of such Obligor from all or any part of its First Lien Obligations, in which case such Obligor and any subsidiary of such Obligor shall be automatically, unconditionally and simultaneously released to the same extent from its Second Lien Obligations, and (y) any Liens or other claims on any assets of such Obligor and any subsidiary of such Obligor, in which case the Liens or other claims on such assets of the Second Lien Collateral Agent and each Second Lien Representative, for itself or for the benefit of its Related Second Lien Claimholders, shall be automatically, unconditionally and simultaneously released to the same extent as such Liens of the First Lien Collateral Agent and each First Lien Representative are so released (and the First Lien Collateral Agent is irrevocably authorized to execute and deliver or enter into any release of such Liens or claims that may, in the discretion of the First Lien Collateral Agent, be considered necessary or reasonably desirable in connection with such releases). The Second Lien Collateral Agent and each Second Lien Representative, for itself or on behalf of its Related Second Lien Claimholders, shall promptly execute and deliver to the First Lien Collateral Agent or such Obligor such termination statements, releases and other documents as the First Lien Collateral Agent or such Obligor may request to effectively confirm the foregoing releases upon delivery to the Second Lien Collateral Agent of copies of such termination statements, releases and other documents used to effect such releases with respect to the Collateral securing the First Lien Obligations from a Responsible Officer of the requesting party. The proceeds of any such Disposition shall be applied in accordance with Section 4.1.
(b)    If in connection with any sale, lease, exchange, transfer or other disposition (collectively, a “Disposition”) of any Collateral by any Obligor permitted under the terms of both the First Lien Financing Documents and the Second Lien Financing Documents (other than in connection with an Enforcement Action or other exercise of the First Lien Collateral Agent’s rights or remedies in respect of the Collateral, which shall be governed by Section 5.1(a) above), the First Lien Collateral Agent, for itself and on behalf of the First Lien Claimholders, releases any of its Liens on any part of the Collateral, or releases any Obligor from its obligations under its guaranty of the First Lien Obligations, in each case other than in connection with, or following, the Discharge of First Lien Obligations, then the Liens, if any, of the Second Lien Collateral Agent, for itself or for the benefit of the Second Lien Claimholders, on such Collateral, and the obligations of such Obligor under its guaranty of the Second Lien Obligations, shall be automatically, unconditionally and simultaneously released; provided that such release by the Second Lien Collateral Agent, for itself or for the benefit of the Second Lien Claimholders, shall not extend to or otherwise affect any of the rights of the Second Lien Claimholders to the proceeds from any such Disposition. The Second Lien Collateral Agent, for itself or on behalf of the Second Lien Claimholders, shall promptly execute and deliver to the First Lien Collateral Agent or such Obligor such termination statements, releases, letters of non-crystallization of any Second Lien Floating Charge, consent to dealing and other documents as the First Lien Collateral Agent or such Obligor may request as necessary or desirable to effectively confirm the foregoing releases upon delivery to the Second Lien Collateral Agent of copies of such termination statements, releases, letters of non-crystallization of any Second Lien Floating Charge, consent to dealing and other documents used to effect such release with respect to the Collateral securing the First Lien Obligations from a Responsible Officer of the Lux Borrower or the First Lien Collateral Agent and an officer’s certificate of a Responsible Officer of the relevant Obligor stating that such disposition has been consummated in compliance with the terms of the Initial Second Lien Document.
(c)    Until the Discharge of First Lien Obligations occurs, the Second Lien Collateral Agent and each Second Lien Representative, for itself and on behalf of its Related Second Lien Claimholders, hereby irrevocably constitutes and appoints the First Lien Collateral Agent and any officer or agent of the First Lien Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Second Lien Collateral Agent, such Second Lien Representative or such Second Lien Claimholders or in the First Lien Collateral Agent’s own name, from time to time in the First Lien Collateral Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release. This power is coupled with an interest and is irrevocable until the Discharge of First Lien Obligations.
(d)    Until the Discharge of First Lien Obligations occurs, to the extent that the First Lien Collateral Agent or the other First Lien Claimholders (i) have released any Lien on Collateral or any Obligor from its obligation under its guaranty and any such Liens or guaranty are later reinstated or (ii) obtain any additional guarantees from any Obligor or any subsidiary of the Parent, then the Second Lien Collateral Agent, for itself and on behalf of the Second Lien Claimholders, shall be granted an additional guaranty.
5.2    Insurance and Condemnation Awards. Until the Discharge of First Lien Obligations has occurred, the First Lien Collateral Agent shall have the sole and exclusive right, subject to the rights of the First Lien Obligors under the First Lien Financing Documents, to settle or adjust claims over any insurance policy covering the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral. Until the Discharge of First Lien Obligations has occurred, and subject to the rights of the First Lien Obligors under the First Lien Financing Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) in respect of the Collateral shall be paid to the First Lien Collateral Agent for the benefit of the First Lien Claimholders pursuant to the terms of the First Lien Documents, including any intercreditor agreement among the First Lien Collateral Agent and any of the First Lien Representatives (including, without limitation, for purposes of cash collateralization of commitments, First Lien Letters of Credit and obligations under First Lien Hedge Agreements governing any First Lien Secured Hedging Obligations) and thereafter, if the Discharge of First Lien Obligations has occurred, and subject to the rights of the Second Lien Obligors under the Second Lien Financing Documents, to the Second Lien Collateral Agent for the benefit of the Second Lien Claimholders to the extent required under the Second Lien Collateral Documents, and thereafter, if the Discharge of the Second Lien Obligations has occurred, to the owner of the subject property, as directed by the Lux Borrower or as a court of competent jurisdiction may otherwise direct. Until the Discharge of First Lien Obligations has occurred, if the Second Lien Collateral Agent or any other Second Lien Claimholders shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such proceeds over to the First Lien Collateral Agent in accordance with the terms of Section 4.2.
5.3    Amendments to First Lien Financing Documents and Second Lien Financing Documents.
(a)    The First Lien Financing Documents may be amended, restated, amended and restated, supplemented or otherwise modified in accordance with their terms, and the First Lien Financing Documents and any First Lien Obligations thereunder may be Refinanced (including in accordance with Section 5.6 below), in each case, without notice to, or the consent of the Second Lien Collateral Agent or any other Second Lien Claimholder, all without affecting the Lien subordination or other provisions of this Agreement; provided that the holders of such Refinancing Indebtedness execute a Joinder Agreement and any such amendment, restatement, amendment and restatement, supplement, modification or Refinancing shall not, without the consent of the Second Lien Collateral Agent, contravene the provisions of this Agreement; provided, further, that notwithstanding the provisions of this Section 5.3(a) and for the avoidance of doubt, the First Lien Financing Documents may be amended, restated, amended and restated, supplemented or otherwise modified and/or Refinanced from time to time in accordance with their terms in order to effect the making or provision of (x) any First Lien Incremental Facility and/or (y) any First Lien Replacement Term Loan or First Lien Replacement Revolving Facility (or similar term), in each case, as and to the extent provided in the First Lien Credit Agreement as in effect on the date hereof, without notice to, or the consent of, the Second Lien Collateral Agent or any other Second Lien Claimholder.
(b)    The Second Lien Financing Documents may be amended, restated, amended and restated, supplemented or otherwise modified in accordance with their terms, and the Second Lien Financing Documents and any Second Lien Obligations thereunder may be Refinanced, in each case, without notice to, or the consent of the First Lien Collateral Agent or the other First Lien Claimholders (in each case, except to the extent such notice to or consent is otherwise expressly required under the First Lien Financing Documents), all without affecting the Lien subordination or other provisions of this Agreement; provided that the holders of such Refinancing Indebtedness execute a Joinder Agreement and prior to the Discharge of First Lien Obligations no such amendment, restatement, amendment and restatement, supplement, modification or Refinancing shall, without the consent of the First Lien Collateral Agent, contravene the provisions of this Agreement.
(c)    In the event that the First Lien Collateral Agent enters into any amendment, restatement, amendment and restatement, supplement or other modification in respect of or replaces any of the First Lien Collateral Documents for purposes of adding to, or deleting from, or waiving or consenting to any departures from any provisions of any First Lien Collateral Document or changing in any manner the rights of the First Lien Collateral Agent, the First Lien Claimholders, or any Obligor thereunder (including the release of any Liens on the Collateral securing the First Lien Obligations), then such amendment, restatement, amendment and restatement, supplement or other modification in a manner that is applicable to all First Lien Claimholders and all First Lien Obligations shall apply automatically to any comparable provisions of each Comparable Second Lien Collateral Document without the consent of the Second Lien Collateral Agent, Second Lien Claimholder or any Obligor; provided, however, that (1) such amendment, restatement, amendment and restatement, supplement or other modification does not (A) remove assets subject to any Liens on the Collateral securing any of the Second Lien Obligations or release any such Liens, except to the extent such release is permitted or required by Section 5.1 and provided there is a concurrent release of the corresponding Liens securing the First Lien Obligations, (B) materially adversely affect the rights or duties of the Second Lien Collateral Agent or any Second Lien Representative without its consent or (C) otherwise materially adversely affect the rights of the applicable Second Lien Claimholders or the interest of the applicable Second Lien Claimholders in the Collateral unless the First Lien Collateral Agent or the First Lien Claimholders that have a Lien on the applicable Collateral are affected in a like manner, and (2) written notice of such amendment, restatement, amendment and restatement, supplement or other modification shall have been given to the Second Lien Collateral Agent within fifteen (15) Business Days of the effectiveness thereof (it being understood that the failure to deliver such notice shall not impair the effectiveness of any such amendment, restatement, amendment and restatement, supplement or other modification).
5.4    Confirmation of Subordination in Second Lien Collateral Documents. The Second Lien Collateral Agent, and each Second Lien Representative on behalf of itself and its Related Second Lien Claimholders, agrees that each Second Lien Collateral Document includes and shall include, as applicable, the following language (or language to similar effect approved by the First Lien Collateral Agent):
“Notwithstanding anything herein to the contrary, the lien and security interest granted to the Second Lien Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Second Lien Collateral Agent hereunder are subject to the provisions of the Second Lien Intercreditor Agreement, dated as of December 6, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among, inter alia Mallinckrodt plc, Mallinckrodt International Finance S.A., Mallinckrodt CB LLC, Deutsche Bank AG New York Branch, as First Lien Collateral Agent and First Lien Credit Agreement Representative, Wilmington Savings Fund Society, FSB, as Second Lien Collateral Agent and Initial Second Lien Document Representative, and certain other Persons party or that may become party thereto from time to time. In the event of any conflict between the terms of the Second Lien Intercreditor Agreement and this Agreement, the terms of the Second Lien Intercreditor Agreement shall govern and control.”
5.5    Non-Fiduciary Bailee/Agent for Perfection; Shared Collateral Documents.
(a)    Each Collateral Agent agrees to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC or other applicable law (such Collateral being the “Pledged Collateral”) as gratuitous bailee and non-fiduciary agent on behalf of and for the benefit of the other Collateral Agent (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC) solely for the purpose of perfecting, or improving the priority of, the security interest granted under the First Lien Collateral Documents and the Second Lien Collateral Documents, as applicable, subject to the terms and conditions of this Section 5.5; provided that, in the case of any such possession or control by the Second Lien Collateral Agent, the foregoing shall not be deemed to be a waiver of any restriction set forth herein on such possession or control or of any breach by the Second Lien Collateral Agent of any terms of this Agreement in respect of such possession or control.
(b)    Until the Discharge of First Lien Obligations has occurred, the First Lien Collateral Agent shall be entitled to deal with the Pledged Collateral in accordance with the terms of the First Lien Financing Documents as if the Liens of the Second Lien Collateral Agent under the Second Lien Collateral Documents did not exist. The rights of the Second Lien Collateral Agent shall at all times be subject to the terms of this Agreement and to the First Lien Collateral Agent’s rights under the First Lien Financing Documents.
(c)    No Collateral Agent shall have any obligation whatsoever to any Claimholder to ensure that the Pledged Collateral is genuine or owned by any of the Obligors or to preserve rights or benefits of any Person with respect thereto except as expressly set forth in this Section 5.5 or, in the case of the Second Lien Collateral Agent, the other provisions hereof (including the turnover provisions set forth in Section 4.2). The duties or responsibilities of each Collateral Agent under this Section 5.5 shall be limited solely to holding the Pledged Collateral as bailee in accordance with this Section 5.5 and, in the case of the First Lien Collateral Agent, delivering the Pledged Collateral to the Second Lien Collateral Agent upon a Discharge of First Lien Obligations as provided in paragraph (e) below or, in the case of the Second Lien Collateral Agent, delivering the Pledged Collateral to the First Lien Collateral Agent in accordance with the provisions hereof (including the turnover provisions set forth in Section 4.2).
(d)    Each Collateral Agent, for itself and on behalf of its Related Claimholders, hereby waives and releases the other Collateral Agent and each other Claimholder from all claims and liabilities arising pursuant to any Collateral Agent’s role under this Section 5.5 as gratuitous bailee and non-fiduciary agent with respect to the Pledged Collateral; provided that, in the case of any possession or control of any Pledged Collateral by the Second Lien Collateral Agent, the foregoing shall not be deemed to be a waiver of any restriction set forth herein on such possession or control or of any breach by the Second Lien Collateral Agent of any terms of this Agreement in respect of such possession or control. None of the First Lien Collateral Agent nor any other First Lien Claimholders shall have by reason of the First Lien Collateral Documents, the Second Lien Collateral Documents, the Shared Collateral Documents, this Agreement or any other document, a fiduciary relationship in respect of the Second Lien Collateral Agent or any other Second Lien Claimholder, and it is understood and agreed that the interests of the First Lien Collateral Agent and the other First Lien Claimholders, on the one hand, and the Second Lien Collateral Agent and the other Second Lien Claimholders, on the other hand, may differ and that the First Lien Collateral Agent and the other First Lien Claimholders shall be fully entitled to act in their own interest without taking into account the interests of the Second Lien Collateral Agent or the other Second Lien Claimholders.
(e)    Upon the Discharge of First Lien Obligations, the First Lien Collateral Agent shall deliver the remaining Pledged Collateral in its possession or control (if any) (or proceeds thereof) together with any necessary endorsements (such endorsement shall be without recourse and without any representation or warranty), first, to the Second Lien Collateral Agent, to the extent the Discharge of Second Lien Obligations has not occurred and second, upon the Discharge of Second Lien Obligations, to the Obligors to the extent no Obligations remain outstanding (in each case, so as to allow such Person to obtain possession or control of such Pledged Collateral) or as a court of competent jurisdiction may otherwise direct. Following the Discharge of First Lien Obligations, the First Lien Collateral Agent further agrees to take, at the expense of the Obligors (which expense reimbursement shall be subject to the provisions of the applicable First Lien Document), all other actions reasonably requested by the Second Lien Collateral Agent in connection with the Second Lien Collateral Agent obtaining a first-priority interest in the Pledged Collateral.
5.6    When Discharge of First Lien Obligations Deemed to Not Have Occurred. If, substantially concurrently with or after the Discharge of any Series of First Lien Obligations having occurred, any Borrower or any other First Lien Obligor enters into any Refinancing of any First Lien Financing Document evidencing a First Lien Obligation of such Series, which Refinancing is permitted hereby and by the terms of the First Lien Financing Documents of any other Series of First Lien Obligations then outstanding and by the terms of the Second Lien Financing Documents, then the Discharge of such Series of First Lien Obligations shall automatically be deemed for all purposes of this Agreement not to have occurred, and the obligations under such Refinancing of such First Lien Financing Document shall, subject to execution and delivery of a Joinder Agreement in accordance with Section 9.21, automatically be treated as First Lien Obligations of the Refinanced Series for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the New First Lien Agent shall be a First Lien Representative of such Refinanced Series (and, if applicable in accordance with the definition of such term, the Directing First Lien Representative) for all purposes of this Agreement. Upon receipt of a notice from the Lux Borrower or any other First Lien Obligor stating that the Lux Borrower or such other First Lien Obligor has entered into a Refinancing of any First Lien Financing Document (which notice shall include the identity of the new First Lien Representative with respect thereto (such new First Lien Representative, the “New First Lien Agent”)), the Collateral Agent and each Authorized Representative shall promptly enter into such documents and agreements (including amendments or supplements to, or amendment and restatement of, this Agreement) as the Lux Borrower, such other First Lien Obligor or the New First Lien Agent shall reasonably request in order to provide to the New First Lien Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement. The New First Lien Agent shall agree in a writing addressed to the Collateral Agent, each other Authorized Representative and the other Claimholders to be bound by the terms of this Agreement, for itself and on behalf of its Related First Lien Claimholders.
5.7    Purchase Right.
(a)    Without prejudice to the enforcement of any of the First Lien Claimholder’s rights or remedies under this Agreement, any other First Lien Financing Documents, at law or in equity or otherwise, the First Lien Collateral Agent, and each First Lien Representative on behalf of itself and its Related First Lien Claimholders, agrees that at any time within thirty (30) days following (i) an acceleration of all the First Lien Obligations in accordance with the terms of the First Lien Financing Documents or (ii) the commencement of any Insolvency or Liquidation Proceeding with respect to any Obligor, the Second Lien Claimholders may request, and upon such request, the First Lien Claimholders will offer each Second Lien Claimholder, the option to purchase at par the entire aggregate outstanding amount (but not less than the entire aggregate outstanding amount) of the

First Lien Obligations (and to assume the entire amount of unfunded commitments under the First Lien Financing Documents, if any), at the Purchase Price (together with the deposit of cash collateral as set forth below), without warranty or representation or recourse except as provided in Section 5.7(c), on a pro rata basis among the First Lien Claimholders. The “Purchase Price” will equal the sum of: (1) the principal amount of all loans, advances or similar extensions of credit included in the First Lien Obligations (including the unreimbursed amount of all issued letters of credit (including First Lien Letters of Credit), but excluding the undrawn amount of then outstanding letters of credit (including the undrawn amount of then outstanding First Lien Letters of Credit)), all accrued and unpaid interest (including Post-Petition Interest) thereon through the date of purchase and any prepayment penalties or premiums that would be applicable upon prepayment of the First Lien Obligations, (2) the net aggregate amount then owing to counterparties under First Lien Hedge Agreements governing the First Lien Secured Hedging Obligations and First Lien Banking Services Agreements, including, in the case of such First Lien Hedge Agreements, all amounts owing to the counterparties as a result of the termination (or early termination) thereof, and (3) all accrued and unpaid fees, expenses and other amounts owed to the First Lien Claimholders under the First Lien Documents on the date of purchase. The Purchase Price shall be accompanied by delivery to the First Lien Collateral Agent of cash collateral in immediately available funds, to be deposited under the sole dominion and control of the First Lien Collateral Agent, in such amount as the First Lien Collateral Agent determines is reasonably necessary to secure the First Lien Claimholders in connection with any issued and outstanding First Lien Letters of Credit under the First Lien Financing Documents but in any event not to exceed 102% of the sum of (x) the aggregate undrawn amount of all such First Lien Letters of Credit outstanding pursuant to the First Lien Financing Documents and (y) the aggregate facing and similar fees which will accrue thereon through the stated maturity of the First Lien Letters of Credit (assuming no drawings thereon before stated maturity). It is understood and agreed that (i) at the time any facing or similar fees are owing to an issuer with respect to any First Lien Letter of Credit, the First Lien Collateral Agent may apply amounts deposited with it as described above to pay same and (ii) upon any drawing under any First Lien Letter of Credit, the First Lien Collateral Agent shall apply amounts deposited with it as described above to repay the respective unpaid drawing. After giving effect to any payment made as described above in this paragraph (a), those amounts (if any) then on deposit with the First Lien Collateral Agent as cash collateral, described in this paragraph (a) which exceed 102% of the sum of the aggregate undrawn amount of all then outstanding First Lien Letters of Credit and the aggregate facing and similar fees (to the respective issuers) which will accrue thereon through the stated maturity of the then outstanding First Lien Letters of Credit (assuming no drawings thereon before stated maturity), shall be returned to the respective purchaser or purchasers, as their interests appear. Furthermore, at such time as all First Lien Letters of Credit have been cancelled, expired or been fully drawn, as the case may be, and after all applications described above in this paragraph (a) have been made, any excess cash collateral then on deposit with the First Lien Collateral Agent as described above in this paragraph (a) (and not previously applied or released as provided above) shall be returned to the respective purchaser or purchasers, as their interests appear.
(b)    The Second Lien Claimholders may irrevocably accept such offer within thirty (30) days of the receipt thereof by the Second Lien Collateral Agent and the parties shall endeavor to close promptly thereafter to the extent such offer has been accepted. The Second Lien Claimholders shall only be permitted to acquire the entire amount of the First Lien Obligations pursuant to this Section 5.7, and may not acquire less than all of such First Lien Obligations. If the Second Lien Claimholders timely accept such offer, the right to purchase the First Lien Obligations shall be exercised pursuant to documentation mutually acceptable to the First Lien Collateral Agent, each First Lien Representative, the Second Lien Collateral Agent and each Second Lien Representative. If the Second Lien Claimholders reject such offer (or fail to accept such offer within the required time frame), the First Lien Claimholders shall have no further obligations pursuant to this Section 5.7 and may take any further actions in their sole discretion in accordance with the First Lien Documents and this Agreement. Each First Lien Claimholder will retain all rights to indemnification and expense reimbursement provided in the relevant First Lien Documents for all claims and other amounts relating to periods prior to the purchase of the First Lien Obligations pursuant to this Section 5.7. Upon the consummation of the purchase and sale of the First Lien Obligations, the First Lien Collateral Agent shall, at the request of the Second Lien Collateral Agent, resign from its role in accordance with the applicable First Lien Document (and comply with any provisions contained therein with respect to successors to such role or the powers granted in connection with such role) and cooperate with an orderly transition of Liens in the Collateral.
(c)    The purchase and sale of the First Lien Obligations under this Section 5.7 will be without recourse and without representation or warranty of any kind by the First Lien Claimholders, except that each First Lien Claimholder shall severally and not jointly represent and warrant to the Second Lien Claimholders that on the date of the purchase, immediately before giving effect to such purchase:
(1)    the principal of and accrued and unpaid interest on the First Lien Obligations, and the fees, expenses and other amounts in respect thereof owed to the respective First Lien Claimholders, are as stated in any assignment agreement prepared in connection with the purchase and sale of the First Lien Obligations;
(2)    that such First Lien Claimholder owns free and clear of any liens and has the right to transfer the First Lien Obligations purported to be owned by it; and
(3)    that such First Lien Claimholder has the right to assign the First Lien Obligations being assigned by it and its assignment has been duly authorized and delivered.
SECTION 6.    Insolvency or Liquidation Proceedings.
6.1    Finance and Sale Issues.
(a)    Until the Discharge of First Lien Obligations has occurred, if any Obligor shall be subject to any Insolvency or Liquidation Proceeding and the First Lien Collateral Agent shall desire to permit (or not object to) the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code or any similar Debtor Relief Law) on which the First Lien Collateral Agent or any other creditor has a Lien or to permit (or not object to) any Obligor to obtain financing, whether from the First Lien Claimholders or any other Person, under Section 364 of the Bankruptcy Code or any similar Debtor Relief Law (“DIP Financing”), then the Second Lien Collateral Agent, and each Second Lien Representative on behalf of itself and its Related Second Lien Claimholders, agrees that it and its Related Second Lien Claimholders will raise no objection to, or oppose or contest (or join with or support any third party opposing, objecting or contesting), such Cash Collateral use or DIP Financing (including any proposed orders for such Cash Collateral use and/or DIP Financing which are acceptable to the First Lien Collateral Agent) and it and its Related Second Lien Claimholders will be deemed to have consented to such Cash Collateral use or DIP Financing (including such proposed orders), and to the extent the Liens securing the First Lien Obligations are subordinated to or secured equally and ratably with such DIP Financing, the Second Lien Collateral Agent will subordinate its Liens in the Collateral to the Liens securing such DIP Financing (and all obligations relating thereto and any customary “carve-out” for professional and statutory fees agreed to on behalf of the First Lien Claimholders by the First Lien Collateral Agent) and to all adequate protection Liens granted to the First Lien Claimholders on the same basis as the Liens securing the Second Lien Obligations are subordinated to the Liens securing the First Lien Obligations under this Agreement and will not request adequate protection or any other relief in connection therewith (except as expressly agreed by the First Lien Collateral Agent or to the extent permitted by Section 6.3); provided that the Second Lien Collateral Agent and the Second Lien Claimholders retain the right to object to any ancillary agreements or arrangements regarding the use of Cash Collateral or the DIP Financing that require a specific treatment of a claim in respect of the Second Lien Obligations for purposes of a plan of reorganization or similar dispositive restructuring plan. The Second Lien Collateral Agent, and each Second Lien Representative on behalf of itself and its Related Second Lien Claimholders, agrees that none of them shall offer to provide, administer, or syndicate any DIP Financing to any Obligor unless (i) the application of the proceeds of such DIP Financing would result in the Discharge of First Lien Obligations on the date any funds provided under such DIP Financing are first drawn, (ii) the provision of such DIP Financing is consented to by the Directing First Lien Representative, or (iii) (A) any Liens securing such DIP Financing are subordinated to the Liens securing the First Lien Obligations and (B) no First Lien

Claimholder has offered (after being given the initial opportunity with a reasonable period of time to respond) to provide alternative DIP Financing prior to the Second Lien Claimholders’ offering to provide, administer, or syndicate such a junior DIP Financing.
(b)    The Second Lien Collateral Agent and each Second Lien Representative, for itself and on behalf of its Related Second Lien Claimholders, agrees that it and its Related Second Lien Claimholders will not seek consultation rights in connection with, and will raise no objection or oppose or contest (or join with or support any third party objecting, opposing or contesting), a motion to sell, liquidate or otherwise Dispose of Collateral under Section 363 of the Bankruptcy Code if the First Lien Collateral Agent has consented to (or not objected to) such sale, liquidation or other Disposition; provided that (1) to the extent the net cash proceeds of such sale or other Disposition are used to pay the principal amount of Indebtedness for borrowed money constituting First Lien Obligations, or to reimburse disbursements under, or cash collateralize the face amount of, the First Lien Letters of Credit constituting First Lien Obligations, the Liens of the Second Lien Claimholders shall attach to any remaining proceeds and (2) such motion does not impair the rights of the Second Lien Claimholders to credit bid under Section 363(k) of the Bankruptcy Code (provided that the First Lien Obligations are paid in cash in full in connection with any such credit bid by the Second Lien Claimholders).
6.2    Relief from the Automatic Stay. Until the Discharge of First Lien Obligations has occurred, the Second Lien Collateral Agent, and each Second Lien Representative on behalf of itself and its Related Second Lien Claimholders agrees that none of them shall (a) seek (or support any other Person seeking) relief from or modification of the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of any of the Collateral, in each case without the prior written consent of the First Lien Collateral Agent, or (b) oppose (or support any other Person in opposing) any request by the First Lien Collateral Agent for relief from or modification of such stay.
6.3    Adequate Protection.
(a)    The Second Lien Collateral Agent, and each Second Lien Representative on behalf of itself and its Related Second Lien Claimholders, agrees that none of them shall contest (or support any other Person contesting):
(i)    any request by the First Lien Collateral Agent or the other First Lien Claimholders for adequate protection under any Debtor Relief Law;
(ii)    any objection by the First Lien Collateral Agent or the other First Lien Claimholders to any motion, relief, action or proceeding based on the First Lien Collateral Agent or the other First Lien Claimholders claiming a lack of adequate protection with respect to the Collateral; or
(iii)    the allowance and/or payment of interest, fees or other amounts to the First Lien Collateral Agent or any other First Lien Claimholder under Section 506(b) of the Bankruptcy Code or as adequate protection under Section 361 of the Bankruptcy Code.
(b)    Notwithstanding the foregoing provisions in this Section 6.3, in any Insolvency or Liquidation Proceeding:
(i)    if the First Lien Claimholders (or any subset thereof) are granted adequate protection in the form of a Lien on additional or replacement collateral in connection with any use of Cash Collateral or DIP Financing, then the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, may seek or request adequate protection in the form of a Lien on such additional or replacement collateral, which Lien will be subordinated to the Liens securing and providing adequate protection for the First Lien Obligations and such use of Cash Collateral or DIP Financing (and all obligations relating thereto) on the same basis as the other Liens securing the Second Lien Obligations will be so subordinated to the Liens securing the First Lien Obligations under this Agreement; and
(ii)    the Second Lien Collateral Agent and the other Second Lien Claimholders shall only be permitted to seek adequate protection with respect to their respective rights in the Collateral in any Insolvency or Liquidation Proceeding in the form of (A) additional collateral; provided that as adequate protection for the First Lien Obligations, the First Lien Collateral Agent, on behalf of itself and the First Lien Claimholders, is also granted a Lien on such additional collateral that is senior to any Lien granted to the Second Lien Collateral Agent and the other Second Lien Claimholders; (B) replacement Liens on the Collateral; provided that as adequate protection for the First Lien Obligations, the First Lien Collateral Agent, on behalf of itself and the First Lien Claimholders, is also granted replacement Liens on the Collateral that are senior to any Lien granted to the Second Lien Collateral Agent and the other Second Lien Claimholders; (C) an administrative expense claim; provided that (1) as adequate protection for the First Lien Obligations, the First Lien Collateral Agent, on behalf of itself and the First Lien Claimholders, is also granted an administrative expense claim that is senior and prior to the administrative expense claim of the Second Lien Collateral Agent and the other Second Lien Claimholders and (2) if the Second Lien Collateral Agent or any other Second Lien Claimholder is granted an administrative expense claim as adequate protection, the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, shall irrevocably agree, pursuant to Section 1129(a)(9) of the Bankruptcy Code, in any stipulation and/or order granting such adequate protection administrative expense claim, that such administrative expense claim may be paid under any plan of reorganization in any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amount of such claims; and (D) cash payments with respect to current fees and expenses; provided that (1) as adequate protection for the First Lien Obligations, the First Lien Collateral Agent, on behalf of itself and the First Lien Claimholders, is also granted cash payments with respect to current fees and expenses and (2) the First Lien Collateral Agent may object to the amounts of fees and expenses sought by the Second Lien Collateral Agent and the other Second Lien Claimholders; and (E) cash payments with respect to interest on the Second Lien Obligations; provided that (1) as adequate protection for the First Lien Obligations, the First Lien Collateral Agent, on behalf of itself and the First Lien Claimholders, is also granted cash payments with respect to interest on the First Lien Obligation represented by it and (2) such cash payments do not exceed an amount equal to the interest accruing on the principal amount of Second Lien Obligations outstanding on the date such relief is granted at the interest rate under the applicable Second Lien Documents and accruing from the date the Second Lien Collateral Agent is granted such relief. If any Second Lien Claimholder is entitled by order of a court of competent jurisdiction to receive or receives adequate protection payments for post-petition interest and/or fees and expenses in an Insolvency or Liquidation Proceeding (“Second Lien Adequate Protection Payments”), and the First Lien Claimholders do not receive payment in full in cash of all First Lien Obligations upon the effectiveness of the plan of reorganization or similar dispositive restructuring plan for, or conclusion of, that Insolvency or Liquidation Proceeding, then an amount shall be paid over by Second Lien Claimholders to the First Lien Claimholders (the “Pay-Over Amount”) equal to the lesser of (x) the Second Lien Adequate Protection Payments received by the Second Lien Claimholders and (y) the amount of the short fall (the “Short-Fall”) in payment in full of the First Lien Obligations; provided that to the extent any portion of the Short-Fall represents payments received by the First Lien Claimholders in the form of promissory notes, equity or other property equal in value to the cash paid in respect of the Pay-Over Amount, the First Lien Claimholders shall, upon receipt of the Pay-Over Amount, transfer those promissory notes, equity or other property, equal in value to the cash paid in respect of the Pay-Over Amount, to the applicable Second Lien Claimholders pro rata in exchange for the Pay-Over Amount. It is understood and agreed that nothing in this Section 6.3(b) shall modify or otherwise affect the other agreements by or on behalf of the Second Lien Collateral Agent and the other Second Lien Claimholders set forth in this Agreement (including the agreements to raise no objection to, or oppose or contest, that are set forth in Section 6.1). To the extent the First Lien Collateral Agent is not granted adequate protection in the applicable form required pursuant to this Section 6.3(b)(ii), any amounts recovered by or distributed to the Second Lien Collateral Agent or any other Second Lien Claimholder pursuant to or as a result of any such additional collateral, any such replacement Lien, any such administrative expense claim or any such cash payment shall be subject to Section 4.2.
6.4    No Waiver. Subject to Section 6.7(b), nothing contained herein shall prohibit or in any way limit the First Lien Collateral Agent or any other First Lien Claimholder from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the Second Lien Collateral Agent or any other Second Lien Claimholders, including the seeking by the Second Lien Collateral Agent or any other Second Lien Claimholders of adequate protection or the asserting by the Second Lien Collateral Agent or any other Second Lien Claimholders of any of its rights and remedies under the Second Lien Financing Documents or otherwise. Without limiting the foregoing, notwithstanding anything herein to the contrary, the First Lien Claimholders shall not be deemed to have consented to, and expressly retain their rights to object to, the grant of adequate protection in the form of cash payments to the Second Lien Claimholders made pursuant to Section 6.3(b).
6.5    Reinstatement. If any First Lien Claimholder is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of any Obligor any amount paid in respect of First Lien Obligations (a “Recovery”), then such First Lien Claimholder shall be entitled to a reinstatement of its First Lien Obligations with respect to such recovered amounts on the date of such Recovery, and from and after the date of such reinstatement the Discharge of First Lien Obligations shall be deemed not to have occurred for all purposes hereunder. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement. Any amounts received by the Second Lien Collateral Agent or any other Second Lien Claimholder on account of the Second Lien Obligations after the termination of this Agreement shall, upon a reinstatement of this Agreement pursuant to this Section 6.5, be held in trust for and paid over to the First Lien Collateral Agent for the benefit of the First Lien Claimholders, for application to the reinstated First Lien Obligations in accordance with the First Lien Financing Documents and any intercreditor agreement among the First Lien Collateral Agent and any First Lien Representatives, if then in effect. This Section 6.5 shall survive termination of this Agreement.
6.6    Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, arrangement, compromise or liquidation or similar dispositive restructuring plan, both on account of First Lien Obligations and on account of Second Lien Obligations, then, to the extent the debt obligations distributed on account of the First Lien Obligations and on account of the Second Lien Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.
6.7    Post-Petition Interest.
(a)    The Second Lien Collateral Agent and each Second Lien Representative, for itself and on behalf of its Related Second Lien Claimholders, agrees that neither it nor its Related Second Lien Claimholders shall oppose or seek to challenge (or join with any other Person opposing or challenging) any claim by the First Lien Collateral Agent or any other First Lien Claimholder for allowance in any Insolvency or Liquidation Proceeding of First Lien Obligations consisting of Post-Petition Interest. Regardless of whether any such claim for Post-Petition Interest is allowed or allowable, and without limiting the generality of the other provisions of this Agreement, this Agreement expressly is intended to include, and does include the “rule of explicitness,” and is intended to provide the First Lien Claimholders with the right to receive payment of all Post-Petition Interest through distributions made pursuant to the provisions of this Agreement even though such Post-Petition Interest may not be not allowed or allowable against the bankruptcy estate of any Borrower or any other Obligor under

Section 502(b)(2) or Section 506(b) of the Bankruptcy Code or under any other provision of the Bankruptcy Code or any other Debtor Relief Law.
(b)    Subject to Section 6.3(b), none of the First Lien Collateral Agent nor any of the First Lien Claimholders shall oppose or seek to challenge any claim by the Second Lien Collateral Agent or any other Second Lien Claimholder for allowance in any Insolvency or Liquidation Proceeding of Second Lien Obligations consisting of Post-Petition Interest to the extent of the value of the Lien of the Second Lien Collateral Agent, on behalf of the Second Lien Claimholders, on the Collateral (after taking into account the amount of the First Lien Obligations).
6.8    Waivers. (a) The Second Lien Collateral Agent, and each Second Lien Representative for itself and on behalf of its Related Second Lien Claimholders, waives any claim it or its Related Second Lien Claimholders may hereafter have against any First Lien Claimholder arising out of (a) the election of any First Lien Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code or (b) any cash collateral or financing arrangement, or any grant of a security interest in connection with the Collateral, in any Insolvency or Liquidation Proceeding so long as such actions are not in express contravention of the terms of this Agreement.
(b)     The Second Lien Collateral Agent, and each Second Lien Representative for itself and on behalf of its Related Second Lien Claimholders, agrees that it will not assert or enforce any claim under Section 506(c) of the Bankruptcy Code or any similar provision of any other Debtor Relief Law senior to or on a parity with the Liens securing the First Lien Obligations for costs or expenses of preserving or disposing of any Collateral.
6.9    Separate Grants of Security and Separate Classification; Voting on Plan. The Second Lien Collateral Agent and each Second Lien Representative, for itself and on behalf of its Related Second Lien Claimholders, and the First Lien Collateral Agent and each First Lien Representative, for itself and on behalf of its Related First Lien Claimholders, acknowledges and agrees that:
(a)    the grants of Liens pursuant to the First Lien Collateral Documents and the Second Lien Collateral Documents constitute, and, in the case of the Shared Collateral Documents, are intended to constitute, two separate and distinct grants of Liens;
(b)    because of, among other things, their differing rights in the Collateral (including the Shared Collateral), the Second Lien Obligations are fundamentally different from the First Lien Obligations and must, subject to applicable law, be separately classified in any plan of reorganization or similar dispositive restructuring plan proposed or adopted in an Insolvency or Liquidation Proceeding; and
(c)    the Second Lien Claimholders agree that they will not propose, support or vote in favor of any plan of reorganization unless such plan (i) provides for the payment in full in cash of all the First Lien Obligations or (ii) is supported by the First Lien Claimholders required under applicable law to approve a plan.
To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the First Lien Claimholders and the Second Lien Claimholders in respect of the Collateral (including the Shared Collateral) constitute only one secured claim (rather than separate classes of senior and junior secured claims), then each of the parties hereto hereby acknowledges and agrees that, subject to Sections 2.1 and 4.1, all distributions shall be made as if there were separate classes of senior and junior secured claims against the Obligors in respect of the Collateral (including the Shared Collateral) (with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Second Lien Claimholders), the First Lien Claimholders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing (or that would be owing if there were such separate classes of senior and junior secured claims) in respect of Post-Petition Interest, including any additional interest payable pursuant to the First Lien Documents arising from or related to a default, regardless of whether any such claim is allowed or allowable in any Insolvency or Liquidation Proceeding, before any distribution is made in respect of the claims held by the Second Lien Claimholders with respect to the Collateral (including the Shared Collateral)), with the Second Lien Collateral Agent and each Second Lien Representative, for itself and on behalf of its Related Second Lien Claimholders, hereby acknowledging and agreeing to turn over to the First Lien Collateral Agent, for itself and on behalf of the First Lien Claimholders, Collateral (including the Shared Collateral) or proceeds of Collateral (including the Shared Collateral) or any other distribution (whether or not expressly characterized as such) in respect of the Collateral, otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Lien Claimholders.
6.10    Effectiveness in Insolvency or Liquidation Proceedings. The parties acknowledge that this Agreement is a “subordination agreement” under Section 510(a) of the Bankruptcy Code and under comparable provisions of any other applicable Debtor Relief Law, which will be effective before, during and after the commencement of any Insolvency or Liquidation Proceeding. All references in this Agreement to any Obligor will include such Person as a debtor-in-possession and any receiver or trustee for such Person in any Insolvency or Liquidation Proceeding.
SECTION 7.    Reliance; Waivers; Etc.
7.1    Reliance. Other than any reliance on the terms of this Agreement, the First Lien Collateral Agent, and each First Lien Representative on behalf of itself and its Related First Lien Claimholders, acknowledges that it and its Related First Lien Claimholders have, independently and without reliance on the Second Lien Collateral Agent or any other Second Lien Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the First Lien Documents (as applicable) and be bound by the terms of this Agreement, and they will continue to make their own credit decision in taking or not taking any action under the First Lien Documents or this Agreement. The Second Lien Collateral Agent, and each Second Lien Representative on behalf of itself and its Related Second Lien Claimholders, acknowledges that it and its Related Second Lien Claimholders have, independently and without reliance on the First Lien Collateral Agent or any other First Lien Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Second Lien Documents and be bound by the terms of this Agreement, and they will continue to make their own credit decision in taking or not taking any action under the Second Lien Documents or this Agreement.
7.2    No Warranties or Liability.
(a)    The First Lien Collateral Agent, and each First Lien Representative on behalf of itself and its Related First Lien Claimholders, acknowledges and agrees that, except as set forth in Section 9.14, neither the Second Lien Collateral Agent nor other Second Lien Claimholders have made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Second Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The Second Lien Claimholders will be entitled to manage and supervise their respective extensions of credit under the Second Lien Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate.
(b)    The Second Lien Collateral Agent, and each Second Lien Representative on behalf of itself and its Related Second Lien Claimholders, acknowledges and agrees that, except as set forth in Section 9.14, neither the First Lien Collateral Agent nor other First Lien Claimholders have made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the First Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The First Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the First Lien Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate.
(c)    The Second Lien Collateral Agent and the other Second Lien Claimholders shall have no duty to the First Lien Collateral Agent or any of the other First Lien Claimholders, and the First Lien Collateral Agent and the other First Lien Claimholders shall have no duty to the Second Lien Collateral Agent or any of the other Second Lien Claimholders, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with any Obligor (including the First Lien Financing Documents and the Second Lien Financing Documents, but in each case other than this Agreement), regardless of any knowledge thereof which they may have or be charged with.
7.3    No Waiver of Lien Priorities.
(a)    No right of the First Lien Collateral Agent or any other First Lien Claimholders, or any of them, to enforce any provision of this Agreement or of any First Lien Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Obligor or by any act or failure to act by the First Lien Collateral Agent or any other First Lien Claimholder, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the First Lien Documents or any of the Second Lien Documents, regardless of any knowledge thereof which the First Lien Collateral Agent or the other First Lien Claimholders, or any of them, may have or be otherwise charged with.
(b)    Without in any way limiting the generality of the foregoing paragraph (a) (but subject to the rights of the First Lien Obligors under the First Lien Documents and subject to the provisions of Section 5.3(a)), the First Lien Collateral Agent and the other First Lien Claimholders, or any of them, may at any time and from time to time in accordance with the First Lien Documents and/or applicable law, without the consent of, or notice to, the Second Lien Collateral Agent or any other Second Lien Claimholders, without incurring any liabilities to the Second Lien Collateral Agent or any other Second Lien Claimholders and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Second Lien Collateral Agent or any other Second Lien Claimholders is affected, impaired or extinguished thereby) do any one or more of the following:
(1)    make loans and advances to any Obligor or issue, provide or obtain First Lien Letters of Credit for account of any Obligor or otherwise extend credit to any Obligor, in any amount and on any terms, whether pursuant to a commitment or as a discretionary advance and whether or not any default or event of default or failure of condition is then continuing;
(2)    change the manner, place or terms of payment of, or change or extend the time of payment of, or amend, renew, exchange, increase or alter the terms of, any of the First Lien Obligations or any Lien on any First Lien Collateral or guaranty thereof or any liability of any Obligor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the First Lien Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the First Lien Collateral Agent or any of the other First Lien Claimholders, the First Lien Obligations or any of the First Lien Documents;
(3)    sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the First Lien Collateral or any liability of any Obligor to the First Lien Collateral Agent or any other First Lien Claimholders, or any liability incurred directly or indirectly in respect thereof;
(4)    settle or compromise any First Lien Obligation or any other liability of any Obligor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the First Lien Obligations) in any manner or order;
(5)    exercise or delay in or refrain from exercising any right or remedy against any Obligor or any security or any other Person or with respect to any security, elect any remedy and otherwise deal freely with any Obligor or any First Lien Collateral and any security and any guarantor or any liability of any Obligor to the First Lien Claimholders or any liability incurred directly or indirectly in respect thereof; and
(6)    release or discharge any First Lien Obligation or any guaranty thereof or any agreement or obligation of any Obligor or any other Person or entity with respect thereto.
(c)    Until the Discharge of First Lien Obligations, the Second Lien Collateral Agent, on behalf of itself and its Related Second Lien Claimholders, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Collateral or any other similar rights a junior secured creditor may have under applicable law.
7.4    Waiver of Liability.
(a)    The Second Lien Collateral Agent, and each Second Lien Representative on behalf of itself and its Related Second Lien Claimholders, agrees that the First Lien Collateral Agent and the other First Lien Claimholders shall have no liability to the Second Lien Collateral Agent or any other Second Lien Claimholders, and the Second Lien Collateral Agent, and each Second Lien Representative on behalf of itself and its Related Second Lien Claimholders, hereby waives any claim against the First Lien Collateral Agent or any other First Lien Claimholder, arising out of any and all actions which the First Lien Collateral Agent or any other First Lien Claimholders may take or permit or omit to take with respect to: (i) the First Lien Documents (including, without limitation, any failure to perfect or obtain perfected security interests in the First Lien Collateral), (ii) the collection of the First Lien Obligations or (iii) the foreclosure upon, or sale, liquidation or other Disposition of, any First Lien Collateral. The Second Lien Collateral Agent, and each Second Lien Representative on behalf of itself and its Related Second Lien Claimholders, also agrees that the First Lien Collateral Agent and the other First Lien Claimholders have no duty, express or implied, fiduciary or otherwise, to them in respect of the maintenance or preservation of the First Lien Collateral, the First Lien Obligations or otherwise. Neither the First Lien Collateral Agent nor any other First Lien Claimholder nor any of their respective directors, officers, employees or agents will be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so, or will be under any obligation to sell or otherwise Dispose of any Collateral upon the request of any Obligor or upon the request of the Second Lien Collateral Agent, any other Second Lien Claimholder or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. Without limiting the foregoing, the Second Lien Collateral Agent, and each Second Lien Representative on behalf of itself and its Related Second Lien Claimholders, agrees that neither the First Lien Collateral Agent nor any other First Lien Claimholder (in directing the First Lien Collateral Agent to take any action with respect to the Collateral) shall have any duty or obligation to realize first upon any type of Collateral or to sell or otherwise Dispose of all or any portion of the Collateral in any manner, including as a result of the application of the principles of marshaling or otherwise, that would maximize the return to any First Lien Claimholders or any Second Lien Claimholders, notwithstanding that the order and timing of any such realization, sale or other Disposition may affect the amount of proceeds actually received by such Claimholders from such realization, sale or other Disposition.
(b)    With respect to any share of the First Lien Obligations or Second Lien Obligations owned by it, the First Lien Collateral Agent and the Second Lien Collateral Agent, as applicable, shall have and may exercise the same rights and powers hereunder as, and shall be subject to the same obligations and liabilities as and to the extent set forth herein for, any other Claimholder, all as if the First Lien Collateral Agent or Second Lien Collateral Agent, as applicable, were not appointed to act in such capacity under the terms of the First Lien

Financing Documents or Second Lien Financing Documents, as the case may be. The term “Claimholders” or any similar term shall, unless the context clearly otherwise indicates, include the First Lien Collateral Agent and the Second Lien Collateral Agent, each in its individual capacity as a First Lien Claimholder or Second Lien Claimholder, as applicable. Each of the First Lien Collateral Agent and the Second Lien Collateral Agent and its respective Affiliates may lend money and make other extensions of credit to, and generally engage in any kind of business with, the Obligors or any of their Affiliates as if such person were not appointed to act in such capacity under the terms of the First Lien Financing Documents or Second Lien Financing Documents, as the case may be, and without any duty to account therefor to any other Claimholder.
7.5    Obligations Unconditional. All rights, interests, agreements and obligations of the First Lien Collateral Agent and the other First Lien Claimholders and the Second Lien Collateral Agent and the other Second Lien Claimholders, respectively, hereunder (including the Lien priorities established hereby) shall remain in full force and effect irrespective of:
(a)    any lack of validity or enforceability of any First Lien Documents or any Second Lien Documents;
(b)    any change in the time, manner or place of payment of, or in any other terms of, all or any of the First Lien Obligations or Second Lien Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any First Lien Document or any Second Lien Document;
(c)    any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First Lien Obligations or Second Lien Obligations or any guaranty thereof;
(d)    the commencement of any Insolvency or Liquidation Proceeding in respect of any Obligor; or
(e)    any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Obligor in respect of the First Lien Collateral Agent, any other First Lien Claimholder, the First Lien Obligations, the Second Lien Collateral Agent, any other Second Lien Claimholder or the Second Lien Obligations in respect of this Agreement.
SECTION 8.    The Second Lien Collateral Agent.
Each Second Lien Claimholder (including the holders of the Initial Second Lien Notes issued under the Initial Second Lien Document, by their acceptance of the benefits of this Agreement and the Second Lien Collateral Documents and their direction to the Initial Second Lien Document Representative to enter into this Agreement) hereby irrevocably appoints the Second Lien Collateral Agent to act on its behalf as the Second Lien Collateral Agent hereunder and under each of the other Second Lien Collateral Documents, and authorizes the Second Lien Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Second Lien Collateral Agent by the terms hereof or thereof, including for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any Obligor to secure any of the Second Lien Obligations, together with such powers and discretion as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than the United States of America, each Second Lien Claimholder hereby grants to the Second Lien Collateral Agent any required powers of attorney to execute, administer and enforce any Second Lien Collateral Document governed by the laws of such jurisdiction on such Second Lien Claimholder’s behalf. In this connection, the Second Lien Collateral Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Second Lien Collateral Agent pursuant to any Second Lien Document for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under any of the Second Lien Documents, or for exercising any rights and remedies thereunder at the direction of the relevant

Second Lien Representative, shall be entitled to the benefits, without duplication, of all provisions of this Section 8 and the equivalent provision of any Second Lien Document (as though such co-agents, sub-agents and attorneys-in-fact were the “Second Lien Collateral Agent” or similar titled named therein) as if set forth in full herein with respect thereto.
SECTION 9.    Miscellaneous.
9.1    Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the First Lien Documents or the Second Lien Documents, the provisions of this Agreement shall govern and control; provided that the foregoing shall not be construed to limit the relative rights and obligations as among the First Lien Claimholders or as among the Second Lien Claimholders; as among the First Lien Claimholders, such rights and obligations are governed by, and any provisions herein regarding them are therefore subject to, the provisions of any intercreditor agreement governing the rights and obligations of First Lien Claimholders solely amongst themselves, and as among the Second Lien Claimholders, such rights and obligations are governed by, and any provisions herein regarding them are therefore subject to, the provisions of any intercreditor agreement governing the rights and obligations of Second Lien Claimholders solely amongst themselves.
9.2    Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of Lien subordination and each of the First Lien Claimholders and the Second Lien Claimholders may continue, at any time and without notice to the Second Lien Collateral Agent or any other Second Lien Claimholder or the First Lien Collateral Agent or any other First Lien Claimholder, to extend credit and other financial accommodations and lend monies to or for the benefit of any Obligor constituting First Lien Obligations or Second Lien Obligations in reliance hereon. The Second Lien Collateral Agent, and each Second Lien Representative on behalf of itself and its Related Second Lien Claimholders, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. Each First Lien Collateral Agent, and each First Lien Representative on behalf of itself and its Related First Lien Claimholders, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to any Obligor shall include such Obligor as debtor and debtor-in-possession and any receiver, trustee or similar Person for any Obligor (as the case may be) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect:
(a)    with respect to any First Lien Representative, the other First Lien Claimholders and the First Lien Obligations of any Series, upon the Discharge of such Series of First Lien Obligations, subject to Section 5.6 and the rights of the First Lien Claimholders of such Series under Section 6.5; and
(b)    with respect to any Second Lien Representative, the other Second Lien Claimholders and the Second Lien Obligations of any Series, upon the Discharge of such Series of Second Lien Obligations.
Notwithstanding the foregoing, such termination shall not relieve any such party of its obligations incurred hereunder prior to the date of such termination.
9.3    Amendments; Waivers. Neither this Agreement nor any provision hereof may be amended, modified or waived except pursuant to an agreement or agreements in writing entered into by the First Lien Collateral Agent, each First Lien Representative then party hereto, the Second Lien Collateral Agent and each Second Lien Representative then party hereto, subject to any applicable consent required pursuant to the applicable First Lien Document or Second Lien Document; provided that (a) the First Lien Collateral Agent and the Second Lien Collateral Agent may, at the reasonable expense of the Obligors and without the written consent of any other First Lien Claimholder, any other Second Lien Claimholder or any Obligor, agree to any amendment to or other modifications of this Agreement for the purpose of giving effect to Section 9.21 or any Refinancing of any First Lien Obligations or Second Lien Obligations, (b) any Additional Lien Obligations Agent may become party hereto by execution and delivery of a Joinder Agreement in the form of Exhibit B hereto in accordance with the provisions of Section 9.21 and (c) additional Obligors may be added as parties hereto upon the execution and delivery of a counterpart of the Joinder Agreement in the form of Exhibit A hereto in accordance with the provisions of Section 9.18. Each of the First Lien Collateral Agent and the Second Lien Collateral Agent shall execute and deliver an amendment or other modification of this Agreement at the other’s request to permit new creditors to become a party hereto as set forth in the proviso to the immediately preceding sentence. Notwithstanding the provisions of any other First Lien Document or Second Lien Document, the First Lien Collateral Agent and the Second Lien Collateral Agent may, with the consent of the Lux Borrower, make any amendments, restatements, amendment and restatements, supplements or other modifications to this Agreement to correct any ambiguity, defect or inconsistency contained herein without the consent of any other Person. Each waiver of the terms of this Agreement, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties owed to such party in any other respect or at any other time. Notwithstanding the foregoing, no Obligor shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except (x) to the extent such Obligor’s rights are directly and adversely affected by such amendment, modification or waiver or (y) to the extent applicable to such Obligor, with respect to any provision identified in Section 9.16; provided, however, that the Lux Borrower shall be given notice of any amendment, modification or waiver of this Agreement promptly after the effectiveness thereof (it being understood that the failure to deliver such notice to the Lux Borrower shall in no way impact the effectiveness of any such amendment, modification or waiver).
9.4    Information Concerning Financial Condition of the Obligors and their Subsidiaries. Each of the First Lien Collateral Agent and the other First Lien Claimholders, on the one hand, and the Second Lien Collateral Agent and the other Second Lien Claimholders, on the other hand, shall be responsible for keeping themselves informed of (a) the financial condition of the Obligors and their subsidiaries and all endorsers and/or guarantors of the First Lien Obligations or the Second Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the First Lien Obligations or the Second Lien Obligations. The First Lien Collateral Agent and the other First Lien Claimholders shall have no duty to advise the Second Lien Collateral Agent or any other Second Lien Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event the First Lien Collateral Agent or any of the other First Lien Claimholders, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the Second Lien Collateral Agent or any other Second Lien Claimholder, it or they shall be under no obligation:
(a)    to make, and the First Lien Collateral Agent and such First Lien Claimholders shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided;
(b)    to provide any additional information or to provide any such information on any subsequent occasion;
(c)    to undertake any investigation; or
(d)    to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.
9.5    Subrogation. With respect to the value of any payments or distributions in cash, property or other assets that the Second Lien Collateral Agent or any other Second Lien Claimholder pays over to the First Lien Collateral Agent or the other First Lien Claimholders under the terms of this Agreement, the Second Lien

Collateral Agent or such other Second Lien Claimholder shall be subrogated to the rights of the First Lien Collateral Agent and the other First Lien Claimholders; provided that the Second Lien Collateral Agent, and each Second Lien Representative on behalf of itself and its Related Second Lien Claimholders, hereby agrees that until the Discharge of First Lien Obligations has occurred neither it nor its Related Second Lien Claimholders shall assert or enforce any such rights of subrogation it may acquire as a result of any payment hereunder. Each Obligor acknowledges and agrees that the value of any payments or distributions in cash, property or other assets received by the Second Lien Collateral Agent or the other Second Lien Claimholders and paid over to the First Lien Collateral Agent or the other First Lien Claimholders pursuant to, and applied in accordance with, this Agreement, shall not relieve or reduce any of the Second Lien Obligations under the Second Lien Documents.
9.6    Application of Payments. Subject to any intercreditor agreement governing the rights and obligations of First Lien Claimholders, all payments received by the First Lien Collateral Agent or the other First Lien Claimholders may be applied, reversed and reapplied, in whole or in part, to such part of the First Lien Obligations as the First Lien Claimholders, in their sole discretion, deem appropriate. The Second Lien Collateral Agent, and each Second Lien Representative on behalf of itself and its Related Second Lien Claimholders, consents to any extension or postponement of the time of payment of the First Lien Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security which may at any time secure any part of the First Lien Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.
9.7    SUBMISSION TO JURISDICTION; WAIVERS.
(a)    Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in the Borough of Manhattan, in the City of New York (or any appellate court therefrom), in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment rendered in respect thereof, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(b)    Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(c)    EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES (IN THE CASE OF EACH AUTHORIZED REPRESENTATIVE, FOR ITSELF AND ON BEHALF OF ITS RELATED CLAIMHOLDERS), TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT (OR THEY) MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY FIRST LIEN DOCUMENT OR SECOND LIEN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO (IN THE CASE OF EACH AUTHORIZED REPRESENTATIVE, FOR ITSELF AND ON BEHALF OF ITS RELATED CLAIMHOLDERS) (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER

PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
9.8    Notices. All notices to the First Lien Claimholders and the Second Lien Claimholders permitted or required under this Agreement shall also be sent to the First Lien Collateral Agent and the related First Lien Representative and the Second Lien Collateral Agent and the related Second Lien Representative, respectively (and, for this purpose, the First Lien Collateral Agent shall be deemed to be an agent for the First Lien Secured Hedging Obligations and the First Lien Banking Services Obligations). Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served, sent by facsimile or sent by other electronic transmission or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of facsimile or other electronic transmission, or three (3) Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.
9.9    Further Assurances. The First Lien Collateral Agent, each First Lien Representative on behalf of itself and its Related First Lien Claimholders, the Second Lien Collateral Agent, each Second Lien Representative, on behalf of itself and its Related Second Lien Claimholders, and each Obligor, agrees that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the First Lien Collateral Agent or the Second Lien Collateral Agent may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement.
9.10    CHOICE OF LAW. THIS AGREEMENT, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT (WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE), SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
9.11    Binding on Successors and Assigns. This Agreement shall be binding upon the First Lien Collateral Agent, each First Lien Representative, the other First Lien Claimholders, the Second Lien Collateral Agent, each Second Lien Representative, the other Second Lien Claimholders and their respective successors and permitted assigns. If the First Lien Collateral Agent or the Second Lien Collateral Agent resigns or is replaced pursuant to the First Lien Documents or the Second Lien Documents, as applicable, its successor shall be deemed to be a party to this Agreement and shall have all the rights of, and be subject to all the obligations of, this Agreement.
9.12    Headings. Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
9.13    Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by facsimile or other electronic transmission (including “.pdf” or “.tif” format) shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.
9.14    Authorization; Binding Effect on Claimholders. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. Each First Lien Claimholder and each Second Lien Claimholder, by its acceptance of the benefits of the First Lien Documents and Second Lien Documents, as the case may be, shall be deemed to have agreed to be bound by the agreements made herein, including the agreements made by any Collateral Agent or Authorized Representative on its behalf.
9.15    Exclusive Means of Exercising Rights under this Agreement.
(a)    The First Lien Claimholders shall be deemed to have irrevocably appointed the First Lien Collateral Agent as their exclusive agent hereunder as and to the extent set forth in Section 3.2(a). Consistent with such appointment, the First Lien Claimholders further shall be deemed to have agreed that only the First Lien Collateral Agent (and not any individual claimholder or group of claimholders) as agent for the First Lien Claimholders, or any of the First Lien Collateral Agent’s agents, shall have the right on their behalf to exercise any rights, powers, and/or remedies under or in connection with this Agreement (including bringing any action to interpret or otherwise enforce the provisions of this Agreement); provided that (i) holders of the First Lien Secured Hedging Obligations and the First Lien Banking Services Obligations may exercise customary netting and set off rights under the First Lien Hedge Agreements and First Lien Banking Services Agreements to which they are, respectively, a party, (ii) cash collateral may be held pursuant to the terms of the First Lien Documents (including any relating to First Lien Hedge Agreements) and any such individual First Lien Claimholder may act against such cash collateral in accordance with the terms of the relevant First Lien Document or applicable law and (iii) the First Lien Claimholders may exercise customary rights of setoff against depository or other accounts maintained with them in accordance with the terms of the relevant First Lien Document or applicable law. Specifically, but without limiting the generality of the foregoing, no First Lien Claimholder or group of First Lien Claimholders, other than the First Lien Collateral Agent (acting at the direction of, or pursuant to a grant of authority by, the Required First Lien Claimholders), shall be entitled to take or file, and shall be precluded from taking or filing (whether in any Insolvency or Liquidation Proceeding or otherwise), any action, judicial or otherwise, to enforce any right or power or pursue any remedy under this Agreement (including any declaratory judgment or other action to interpret or otherwise enforce the provisions of this Agreement), except solely as provided in the immediately preceding sentence.
(b)    The Second Lien Claimholders shall be deemed to have irrevocably appointed the Second Lien Collateral Agent as their exclusive agent hereunder as and to the extent set forth in Section 3.2(b) and to have authorized the First Lien Collateral Agent to act as gratuitous agent for the Second Lien Collateral Agent under any Shared Collateral Document in accordance with Section 5.5. Consistent with such appointment, the Second Lien Claimholders further shall be deemed to have agreed that the Second Lien Collateral Agent (and not any individual claimholder or group of claimholders) as agent for the Second Lien Claimholders, or any of the Second Lien Collateral Agent’s agents (including the First Lien Collateral Agent acting as gratuitous agent for the Second Lien Collateral Agent under any Shared Collateral Document in accordance with Section 5.5), shall have the sole right and power to take and direct any right or remedy with respect to the Shared Collateral in accordance with the terms of this Agreement, the relevant Second Lien Collateral Documents and any other intercreditor agreement among the Second Lien Collateral Agent and any other Second Lien Representative (but subject in any event to the rights of the Second Lien Claimholders set forth in Section 3.1(c) and Section 3.1(e)). Specifically, but without limiting the generality of the foregoing, each Second Lien Claimholder or group of Second Lien Claimholders, other than the Second Lien Collateral Agent (acting at the direction of, or pursuant to a grant of authority by, the Required Second Lien Claimholders), shall not be entitled to take or file, but instead shall be precluded from taking or filing (whether in an Insolvency or Liquidation Proceeding or otherwise), any action, judicial or otherwise, to enforce any right or power or pursue any remedy under this Agreement (including any declaratory judgment or other action to interpret or otherwise enforce the provisions of this Agreement), except as provided in (x) the proviso in the immediately preceding sentence, (y) Section 3.1(c) and (z) Section 3.1(e).
9.16    No Third-Party Beneficiaries; Provisions Solely to Define Relative Rights. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of each of the First Lien Claimholders and the Second Lien

Claimholders.  The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Collateral Agent and the other First Lien Claimholders, on the one hand, and the Second Lien Collateral Agent and the other Second Lien Claimholders, on the other hand.  None of the Obligors shall have any rights hereunder and no Obligor may rely on the terms hereof, other than any provision hereof expressly preserving any right of, or directly affecting, any Obligor under this Agreement, any First Lien Document or any Second Lien Document, including Sections 3.1 (solely as to the definition of “Standstill Period”), 4.1, 5.1, 5.2, 5.3, 5.5(c), 5.5(e), 5.6, 5.7, 6.1, 6.2, 9.1, 9.2, 9.3, 9.7, 9.8, 9.9, 9.10, 9.11, 9.13, 9.14, 9.15, this Section 9.16, Sections 9.17, 9.18, 9.21, 9.22 and 9.23. Nothing in this Agreement is intended to or shall impair the obligations of the Obligors, which are absolute and unconditional, to pay the First Lien Obligations and the Second Lien Obligations as and when the same shall become due and payable in accordance with their terms.
9.17    No Indirect Actions. Unless otherwise expressly stated, if a party may not take an action under this Agreement, then it may not take that action indirectly, or support any other Person in taking that action directly or indirectly. “Taking an action indirectly” means taking an action that is not expressly prohibited for the party but is intended to have substantially the same effects as the prohibited action; provided that, notwithstanding the foregoing, nothing in this Section 9.17 shall be deemed to limit the right of any party hereto to vote on any plan of reorganization or similar dispositive restructuring plan, arrangement, compromise or liquidation or similar dispositive restructuring plan in any Insolvency or Liquidation Proceeding to the extent not inconsistent with the terms of this Agreement.
9.18    Obligors; Additional Obligors. It is understood and agreed that the Parent, the Lux Borrower and each other Obligor on the date of this Agreement shall constitute the original Obligors party hereto. The original Obligors hereby covenant and agree to cause each subsidiary of the Parent which becomes a “Subsidiary Loan Party” as defined in the First Lien Credit Agreement or a “Guarantor” as defined in the Initial Second Lien Document (or any similar term in any other First Lien Financing Document or Second Lien Financing Document) after the date hereof to become a party hereto (as an Obligor) by duly executing and delivering a counterpart of the Joinder Agreement in the form of Annex A hereto to the First Lien Collateral Agent in accordance with the relevant provisions of the relevant First Lien Financing Documents and/or Second Lien Financing Documents, as applicable. The parties hereto further agree that, notwithstanding any failure to take the actions required by the immediately preceding sentence, each Person which becomes a “Subsidiary Loan Party” as defined in the First Lien Credit Agreement or a “Guarantor” as defined in the Initial Second Lien Document (or any similar term in any other First Lien Financing Document or Second Lien Financing Document) at any time shall be subject to the provisions hereof as fully as if same constituted an Obligor party hereto and had complied with the requirements of the immediately preceding sentence.
9.19    Right of First Lien Collateral Agent to Continue. Any Person serving as First Lien Collateral Agent shall be entitled to continue, including to continue to perform his, her or its rights, obligations and duties, as the First Lien Collateral Agent, notwithstanding whether any such Person has served or is serving as a First Lien Representative, the Second Lien Collateral Agent and/or a Second Lien Representative. Without limiting the generality of the preceding sentence of this Section 9.19, any Person serving as a First Lien Collateral Agent shall be entitled to continue to so serve in such capacity (including to continue to perform any of such First Lien Collateral Agent’s rights, obligations, and/or duties) even if any such Person has resigned as a First Lien Representative, the Second Lien Collateral Agent or a Second Lien Representative (as applicable), but such resignation has not become effective for any reason, including because a successor First Lien Representative, Second Lien Collateral Agent or Second Lien Representative (as applicable) has not been appointed or has accepted such appointment, without any liability to any of the First Lien Claimholders or Second Lien Claimholders by virtue of any such resignation and any of the circumstances relating in any manner whatsoever to such resignation.
9.20    Second Lien Claimholders. Notwithstanding anything to the contrary in this Agreement, it is understood and agreed that this Agreement only applies to the Second Lien Claimholders in their capacities as holders of the Second Lien Obligations. Without limiting the foregoing, this Agreement does not restrict or apply to the Second Lien Claimholders in their capacities as holders of any Indebtedness or other obligations of the Obligors other than the Second Lien Obligations, or in their capacities as holders of equity interests of the Obligors.
9.21    Additional Lien Obligations. Subject to the terms and conditions of this Agreement, each First Lien Financing Document and each Second Lien Financing Document, the Obligors will be permitted from time to time to designate as an additional holder of First Lien Obligations and/or Second Lien Obligations hereunder each Person that is, or that becomes or is to become, the holder of any Additional Lien Obligations (or the Additional Lien Obligations Agent in respect of such Additional Lien Obligations). Upon the issuance or incurrence of any such Additional Lien Obligations:
(a)    the Lux Borrower shall deliver to each of the First Lien Collateral Agent and the Second Lien Collateral Agent a certificate of a Responsible Officer stating that the applicable Obligors intend to enter or have entered into an Additional Lien Obligations Agreement and certifying that the issuance or incurrence of such Additional Lien Obligations and the Liens securing such Additional Lien Obligations are permitted by the First Lien Financing Documents, the Second Lien Financing Documents and each then existing Additional First Lien Obligations Agreement and Additional Second Lien Obligations Agreement. Each of the Additional Lien Obligations Agents, the First Lien Collateral Agent and the Second Lien Collateral Agent shall be entitled to rely conclusively on the determination of the Lux Borrower that such issuance and/or incurrence is permitted under the First Lien Financing Documents, the Second Lien Financing Documents and each then existing Additional First Lien Obligations Agreement and Additional Second Lien Obligations Agreement if such determination is set forth in such Responsible Officer’s certificate delivered to the First Lien Collateral Agent and the Second Lien Collateral Agent; provided, however, that such determination will not affect whether or not the Obligors have complied with their undertakings in the First Lien Financing Documents, the Second Lien Financing Documents or any then-existing Additional First Lien Obligations Agreement or Additional Second Lien Obligation Agreement;
(b)    the Additional Liens Obligations Agent for such Additional Lien Obligations shall execute and deliver to the First Lien Collateral Agent and the Second Lien Collateral Agent a Joinder Agreement in the form attached hereto as Exhibit B acknowledging that such Additional Lien Obligations and the holders of such Additional Lien Obligations shall be bound by the terms hereof to the extent applicable to the First Lien Claimholders or the Second Lien Claimholders, as applicable; and
(c)    each Collateral Agent and each then-existing Authorized Representative shall promptly enter into such documents and agreements (including amendments, restatements, amendments and restatements, supplements or other modifications to this Agreement) as the First Lien Collateral Agent or the Second Lien Collateral Agent or the Additional Lien Obligations Agent may reasonably request in order to provide to it the rights, remedies and powers and authorities contemplated hereby, in each case consistent in all respects with the terms of this Agreement; provided that, for the avoidance of doubt and notwithstanding anything in this Agreement to the contrary, it is understood and agreed that any such amendment, restatement, amendment and restatement, supplement or other modification to this Agreement requested pursuant to this clause (c) may be entered into by the First Lien Collateral Agent and the Second Lien Collateral Agent without the consent of any other First Lien Claimholder or Second Lien Claimholder to effect the provisions of this Section 9.21 and may contain additional intercreditor terms applicable solely to the holders of such Additional Lien Obligations vis-à-vis the holders of the relevant obligations hereunder or the holders of such Additional Lien Obligations vis-à-vis the First Lien Collateral Agent and the First Lien Claimholders or the Second Lien Collateral Agent and the Second Lien Claimholders, as applicable.

Notwithstanding the foregoing, nothing in this Agreement will be construed to allow any Obligor to incur additional Indebtedness unless otherwise permitted by the terms of each applicable First Lien Financing Document, Second Lien Document and each then-existing Additional First Lien Obligations Agreement and Additional Second Lien Obligations Agreement.
9.22    Additional Intercreditor Agreements. (a) Each party hereto agrees that some or all of the First Lien Claimholders (as among themselves) and some or all of the Second Lien Claimholders (as among themselves) may each enter into intercreditor agreements (or similar arrangements) with the First Lien Collateral Agent or Second Lien Collateral Agent, as the case may be, governing the rights, benefits and privileges as among the First Lien Claimholders in respect of any or all of the First Lien Collateral, this Agreement and the First Lien Collateral Documents (including, without limitation, a First Lien Intercreditor Agreement) or as among the Second Lien Claimholders in respect of any or all of the Second Lien Collateral, this Agreement or the Second Lien Collateral Documents, as the case may be, including as to the application of proceeds of any Collateral, voting rights, control of any Collateral and waivers with respect to any Collateral, in each case so long as the terms thereof do not violate or conflict with the terms of this Agreement or the First Lien Documents or the Second Lien Documents, as applicable. In any event, if a respective intercreditor agreement (or similar arrangement) exists, the provisions thereof shall not be (or be construed to be) an amendment, modification or other change to this Agreement or any other First Lien Document or Second Lien Document, and the provisions of this Agreement and the other First Lien Documents and Second Lien Documents shall remain in full force and effect in accordance with the terms hereof and thereof (as such provisions may be amended, modified or otherwise supplemented from time to time in accordance with the terms thereof, including to give effect to any intercreditor agreement (or similar arrangement)).
(a)    In addition, in the event that the Parent or any of its Subsidiaries incurs any obligations in respect of Indebtedness that is permitted by the First Lien Documents and the Second Lien Documents to be secured by a Lien on any Collateral that is junior to the Liens thereon securing all First Lien Obligations and all Second Lien Obligations, then the First Lien Collateral Agent and/or the Second Lien Collateral Agent may, upon the request of the Lux Borrower enter into an Intercreditor Agreement (as defined in the First Lien Credit Agreement and the Initial Second Lien Document on the date hereof and/or, in each case, any similar term in any First Lien Document and/or any Second Lien Document, as applicable) or another intercreditor agreement that is reasonably satisfactory to the applicable First Lien Collateral Agents and the Second Lien Collateral Agents with the holders of such other obligations (or their agent, trustee or other representative) to reflect the relative Lien priorities of such parties with respect to the Collateral (or the relevant portion thereof) and governing the relative rights, benefits and privileges as among such parties in respect of such Collateral, including as to application of the proceeds of such Collateral, voting rights, control of such Collateral and waivers with respect to such Collateral, in each case, so long as such secured obligations are not prohibited by, and the terms of such intercreditor agreement (or the execution thereof by the First Lien Collateral Agent or the Second Lien Collateral Agent) do not violate or conflict with, the provisions of this Agreement or any of the First Lien Documents or Second Lien Documents, as the case may be. If any such intercreditor agreement (or similar arrangement) is entered into, the provisions thereof shall not be (or be construed to be) an amendment, modification or other change to this Agreement or any First Lien Documents or Second Lien Documents, and the provisions of this Agreement, the First Lien Documents and Second Lien Documents shall remain in full force and effect in accordance with the terms hereof and thereof (as such provisions may be amended, modified or otherwise supplemented from time to time in accordance with the respective terms thereof, including to give effect to any intercreditor agreement (or similar arrangement)) and in the event of any conflict between the terms of this Agreement and the terms of such other intercreditor agreement as it relates to the First Lien Claimholders on the one hand and the Second Lien Claimholders on the other hand, the provisions of this Agreement shall govern and control.
9.23    Effectiveness. This Agreement shall become effective on the date on which (a) each Obligor, the First Lien Collateral Agent, the First Lien Credit Agreement Representative, the Second Lien Collateral Agent and the Initial Second Lien Document Representative shall have signed a counterpart hereof

(whether the same or different counterparts) and shall have delivered the same to the First Lien Collateral Agent and (b) the Lux Borrower shall have delivered to the First Lien Collateral Agent a certificate of a Responsible Officer (1) certifying that the incurrence of the Initial Second Lien Document Obligations and the Liens on the Collateral securing the Initial Second Lien Document Obligations will not, in each case, violate the terms of any First Lien Financing Document and (2) including at least one of the following: (A) a certification that the incurrence of the Initial Second Lien Document Obligations and the Liens on the Collateral securing the Initial Second Lien Document Obligations is not prohibited by any First Lien Financing Document regardless of whether any “Event of Default” (as defined in such First Lien Financing Document) shall have occurred and be continuing, (B) a certification that no “Event of Default” (as defined in such First Lien Financing Document) shall have occurred and be continuing or (C) a specification of the baskets or exceptions to Sections 6.01 and 6.02 of the First Lien Credit Agreement pursuant to which the incurrence of the Initial Second Lien Document Obligations and the Liens on the Collateral securing the Initial Second Lien Document Obligations is permitted (and, if any such basket or exception is subject to the condition that no “Event of Default” (as defined in such First Lien Financing Document) shall have occurred and be continuing, a certification of the kind set forth in the preceding clause (B)).
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.
DEUTSCHE BANK AG NEW YORK BRANCH,
as First Lien Collateral Agent and First Lien Credit Agreement Representative
By:     /s/ Yumi Okabe
    Name:    Yumi Okabe
    Title:    Vice President
By:     /s/ Philip Tancorra
    Name:    Philip Tancorra
    Title:    Associate
Address for Notices:
    60 Wall Street
    New York, NY, 10005-2836
Attention: Philip Tancorra
Tel.: (212) 250-6576
Email: philip.tancorra@db.com

WILMINGTON SAVINGS FUND SOCIETY, FSB,
as Second Lien Collateral Agent and Initial Second Lien Document Representative
By:     /s/ Haley A. Harris
    Name:    Haley A. Harris
    Title:    Trust Officer
Address for Notices: 500 Delaware Ave.
         Wilmington, DE 19801
Attention: Haley A. Harris
Tel.: 302-571-7010
Email: hharris@wsfsbank.com

Acknowledged and Agreed to by:

MALLINCKRODT PLC,
as the Parent
By:     /s/ John Einwalter_______________
Name:     John Einwalter
Title:     Vice President & Treasurer
MALLINCKRODT INTERNATIONAL FINANCE S.A.,
as the Lux Borrower
By:     /s/ John Einwalter______________
Name:     John Einwalter
Title:     Director
MALLINCKRODT CB LLC,
as the Co-Borrower

By:     /s/ John Einwalter_____________
Name:     John Einwalter
Title:     Vice President & Treasurer

Other Obligors

MALLINCKRODT US HOLDINGS INC.
MALLINCKRODT US POOL LLC
MNK 2011 INC.
LUDLOW CORPORATION
MALLINCKRODT BRAND PHARMACEUTICALS, INC.
MALLINCKRODT VETERINARY, INC.
MALLINCKRODT US HOLDINGS LLC
IMC EXPLORATION COMPANY
MEH, INC.
MALLINCKRODT ENTERPRISES HOLDINGS, INC.
MALLINCKRODT ENTERPRISES LLC
MALLINCKRODT LLC
MALLINCKRODT ARD FINANCE LLC
MALLINCKRODT ARD LLC
MALLINCKRODT HOSPITAL PRODUCTS INC.
MALLINCKRODT ARD HOLDINGS INC.
MALLINCKRODT APAP LLC
MHP FINANCE LLC
MALLINCKRODT CRITICAL CARE FINANCE LLC
MALLINCKRODT MANUFACTURING LLC
INO THERAPEUTICS LLC
THERAKOS, INC.
STRATATECH CORPORATION
SPECGX LLC
INFACARE PHARMACEUTICAL CORPORATION
MCCH INC.
MAK LLC
OCERA THERAPEUTICS, INC.
SUCAMPO PHARMACEUTICALS, INC.
SUCAMPO PHARMA AMERICAS LLC
VTESSE INC.
PETTEN HOLDINGS INC.
MALLINCKRODT EQUINOX FINANCE INC.

By:     /s/ John Einwalter_____________
    Name:     John Einwalter
    Title:     Vice President & Treasurer

MALLINCKRODT UK LTD
MKG MEDICAL UK LTD
MUSHI UK HOLDINGS LIMITED
MALLINCKRODT ENTERPRISES UK
LIMITED
MALLINCKRODT ARD HOLDINGS
LIMITED
MALLINCKRODT PHARMACEUTICALS
LIMITED

By:     /s/ Stephanie Miller___________
Name: Stephanie Miller
Title: Director
MALLINCKRODT PHARMACEUTICALS LIMITED, in its capacity as a member of MALLINCKRODT UK FINANCE LLP

By:     /s/ Stephanie Miller____________
Name: Stephanie Miller
Title: Company Secretary

MALLINCKRODT HOLDINGS GMBH

By:     _/s/ Stephanie Miller__________
Name:     Stephanie Miller
Title:     Director
MALLINCKRODT PETTEN HOLDINGS B.V.

By:     /s/ Stephanie Miller_____________
Name:     Stephanie Miller
Title:     Director

MALLINCKRODT ARD IP LIMITED
MALLINCKRODT HOSPITAL PRODUCTS
    IP LIMITED
MALLINCKRODT PHARMA IP TRADING
    DESIGNATED ACTIVITY COMPANY
MALLINCKRODT WINDSOR IRELAND
    FINANCE UNLIMITED COMPANY
ACTHAR IP UNLIMITED COMPANY
MALLINCKRODT IP UNLIMITED
    COMPANY

By:     /s/ Alasdair Fenlon____________
Name:     Alasdair Fenlon
Title:     Director
MALLINCKRODT BUCKINGHAM
    UNLIMITED COMPANY
By:     _/s/ Stephanie Miller__________
Name:     Stephanie Miller
Title:     Director

MALLINCKRODT QUINCY S.À R.L.
By:     /s/ John Einwalter______________
Name: John Einwalter
Title: Manager

MALLINCKRODT LUX IP S.À R.L.
By:     /s/ John Einwalter_____________
Name: John Einwalter
Title: Manager

MALLINCKRODT WINDSOR S.À R.L.
By:     /s/ John Einwalter_____________
Name: John Einwalter
Title: Manager

MALLINCKRODT INTERNATIONAL
HOLDINGS S.À R.L.
By:     /s/ John Einwalter____________
Name: John Einwalter
Title: Manager

Address for Notices:
c/o ST Shared Services LLC
675 McDonnell Blvd.
Hazelwood, MO 63042
Attention: Vice President & Corporate Secretary

FORM OF INTERCREDITOR JOINDER AGREEMENT – ADDITIONAL OBLIGORS
Reference is made to the Second Lien Intercreditor Agreement dated as of December 6, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among DEUTSCHE BANK AG NEW YORK BRANCH, in its capacity as the First Lien Collateral Agent (as defined therein) and as the First Lien Credit Agreement Representative (as defined therein), WILMINGTON SAVINGS FUND SOCIETY, FSB, in its capacity as Second Lien Collateral Agent (as defined therein) and as the Initial Second Lien Document Representative (as defined therein), each other FIRST LIEN REPRESENTATIVE that is from time to time party thereto and each other SECOND LIEN REPRESENTATIVE that is from time to time party thereto and acknowledged and agreed to by MALLINCKRODT PLC, a public limited company incorporated in Ireland (the “Parent”), MALLINCKRODT INTERNATIONAL FINANCE S.A., a public limited liability company (société anonyme) incorporated under the laws of the Grand Duchy of Luxembourg (“Luxembourg”), having its registered office at 124, boulevard de la Pétrusse, L-2330 Luxembourg, and registered with the Luxembourg Trade and Companies Register (R.C.S Luxembourg) under number B 172.865 (the “Lux Borrower”), MALLINCKRODT CB LLC, a Delaware limited liability company (the “Co-Borrower” and, together with the Lux Borrower, the “Borrowers”) and the other Obligors (as defined therein) from time to time party thereto. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.
This Intercreditor Joinder Agreement, dated as of [●] [●], 20[●] (this “Joinder Agreement”), is being delivered pursuant to the requirements of the Intercreditor Agreement.
1.    Joinder. The undersigned, [●], a [●], hereby agrees to become party to the Intercreditor Agreement as an Obligor thereunder for all purposes thereof on the terms set forth therein, and to be bound by the terms, conditions and provisions of the Intercreditor Agreement as fully as if the undersigned had executed and delivered the Intercreditor Agreement as of the date thereof.
2.    Agreements. The undersigned Obligor hereby agrees, for the enforceable benefit of all existing and future First Lien Claimholders and all existing and future Second Lien Claimholders that the undersigned is bound by the terms, conditions and provisions of the Intercreditor Agreement as an Obligor to the extent set forth therein.
3.     Representations. The undersigned Obligor represents and warrants to each Collateral Agent, each Authorized Representative and the other Claimholders that this Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.
4.    Counterparts. This Joinder Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and, all of which, when taken together, shall constitute one contract. Delivery of an executed signature page to this Joinder Agreement by facsimile transmission or other electronic transmission (including “.pdf”, “.tiff” or similar format) shall be effective as delivery of a manually executed counterpart of this Joinder Agreement.
5.    Governing Law. THIS JOINDER AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS JOINDER AGREEMENT, WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
6.    Miscellaneous.
(a)    The provisions of Section 9.7 of the Intercreditor Agreement shall apply with like effect to this Joinder Agreement.
(b)    Except as expressly supplemented hereby, the Intercreditor Agreement shall remain in full force and effect.
(c)    All communications and notices hereunder shall be in writing and given as provided in Section 9 of the Intercreditor Agreement, and all communications and notices hereunder to the undersigned Obligor shall be given to it in care of the Lux Borrower as specified in the Intercreditor Agreement.
(d)    The undersigned Obligor agrees to reimburse each Collateral Agent and each Authorized Representative for its reasonable out-of-pocket expenses in connection with this Joinder Agreement, including the reasonable fees, other charges and disbursements of counsel for each such Collateral Agent and Authorized Representative as required by the applicable First Lien Documents or Second Lien Documents.
[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed by its authorized representative, and each Collateral Agent and each Authorized Representative has caused the same to be accepted by its authorized representative, as of the date first written above.
[NAME OF OBLIGOR],
as an Obligor
By:
    Name:
    Title:

FORM OF INTERCREDITOR JOINDER AGREEMENT – ADDITIONAL INDEBTEDNESS
Reference is made to the Second Lien Intercreditor Agreement dated as of December 6, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among DEUTSCHE BANK AG NEW YORK BRANCH, in its capacity as the First Lien Collateral Agent (as defined therein) and as First Lien Credit Agreement Representative (as defined therein), WILMINGTON SAVINGS FUND SOCIETY, FSB, in its capacity as Second Lien Collateral Agent (as defined therein) and as Initial Second Lien Document Representative, each other FIRST LIEN REPRESENTATIVE that is from time to time party thereto and each other SECOND LIEN REPRESENTATIVE that is from time to time party thereto and acknowledged and agreed to by MALLINCKRODT PLC, a public limited company incorporated in Ireland (the “Parent”), MALLINCKRODT INTERNATIONAL FINANCE S.A., a public limited liability company (société anonyme) incorporated under the laws of the Grand Duchy of Luxembourg (“Luxembourg”), having its registered office at 124, boulevard de la Pétrusse, L-2330 Luxembourg, and registered with the Luxembourg Trade and Companies Register (R.C.S Luxembourg) under number B 172.865 (the “Lux Borrower”), MALLINCKRODT CB LLC, a Delaware limited liability company (the “Co-Borrower” and, together with the Lux Borrower, the “Borrowers”) and the other Obligors (as defined therein) from time to time party thereto. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.
This Intercreditor Joinder Agreement, dated as of [●] [●], 20[●] (this “Joinder Agreement”), is being delivered pursuant to requirements of the Intercreditor Agreement.
The undersigned Additional [First/Second] Lien Obligations Agent (the “New Agent”) is executing this Joinder Agreement in accordance with the requirements of the Intercreditor Agreement.
1.    Joinder.    In accordance with Section 9.21 of the Intercreditor Agreement, the New Agent by its signature below becomes a [First/Second] Lien Representative, under, and it and the related [First/Second] Lien Claimholders represented by it hereby become subject to and bound by, the Intercreditor Agreement with the same force and effect as if the New Agent had originally been named therein as a [First/Second] Lien Representative, and the New Agent, on behalf of itself and each other [First/Second] Lien Claimholder represented by it, hereby agrees to all the terms and provisions of the Intercreditor Agreement. Each reference to an “Authorized Representative” or “[First/Second] Lien Representative” in the Intercreditor Agreement shall be deemed to include the New Agent and each reference to “[First/Second] Lien Claimholders” shall include the [First/Second] Lien Claimholders represented by such New Agent. The Intercreditor Agreement is hereby incorporated herein by reference.
2.    Representations and Warranties. The New Agent represents and warrants to the Collateral Agents, Authorized Representatives and other Claimholders that (i) it has full power and authority to enter into this Joinder Agreement, in its capacity as [agent][trustee], (ii) this Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms and the terms of the Intercreditor Agreement, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity and (iii) the [First/Second] Lien Obligations Agreements relating to such Additional [First/Second] Lien Obligations provide that, upon the New Agent’s entry into this Agreement, the [First/Second] Lien Claimholders in respect of such Additional [First/Second] Lien Obligations will be subject to and bound by the provisions of the Intercreditor Agreement as [First/Second] Lien Claimholders.
3.    Counterparts. This Joinder Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, and all of which, when taken together, shall constitute one contract. Delivery of an executed signature page to this Joinder Agreement by facsimile transmission or other electronic transmission (including “.pdf”, “.tiff” or similar format) shall be effective as delivery of a manually executed counterpart of this Joinder Agreement.
4.    Governing Law. THIS JOINDER AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS JOINDER AGREEMENT, WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
5.    Miscellaneous.
(a)    The provisions of Section 9.7 of the Intercreditor Agreement shall apply with like effect to this Joinder Agreement.
(b)    All communications and notices hereunder shall be in writing and given as provided in Section 9 of the Intercreditor Agreement, and all communications and notices hereunder to the undersigned Obligor shall be given to it in care of the Lux Borrower as specified in the Second Lien Intercreditor Agreement.
(c)    The Obligors agree to jointly and severally reimburse each Collateral Agent and Authorized Representative for its reasonable out-of-pocket expenses in connection with this Joinder Agreement.
[Signature pages follow]

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed by its authorized representative, and each Collateral Agent and each Authorized Representative has caused the same to be accepted by its authorized representative, as of the date first written above.
[NAME OF NEW COLLATERAL AGENT],
as a [First/Second] Lien Collateral Agent

By:	Name: Title: Address for notices:

Attention of:
Telecopy:

Acknowledged by:
Obligors
[ ]
By:

    Name:

    Title: